                                                                     Exhibit 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                     )   Chapter 11
                                           )
INTEGRATED HEALTH SERVICES, INC..et al..   )   Case Nos. 00-389 through 826
                                 -- --     )   Inclusive(MFW)
                                           )
                                Debtors.   )   (Jointly Administered)
                                           )

----------------------------------------       -------------------------------

In re:                                     )   Chapter 11
                                           )
ROTECH MEDICAL CORPORATION, et al.,        )   Case Nos. 00-390-393, 395-396,
                            -- --          )   398-399, 401-403. 408-412, 414,
                                           )   418-419, 421, 426-427, 430-431,
                                           )   436,440-445,447-448,450-451,
                                           )   455-461,464-466, 469-473,
                                           )   477-478, 503. 505-513, 519,
                                           )   599, 622, 660-672, 688.
                                           )   690-691, 693-695, 700-701,
                               Debtors.    )   703-719, 721, 725-727, 729-732,
                                           )   735-741, 744-748, 750-51,
                                           )   753-760, 764-765, 772, 777,
                                           )   779-781, 784, 786-787, 804-805,
                                           )   807-815, 818, 820-822 and 825
                                           )   (MFW).
                                           )
                                           )   (Jointly administered under
                                           )      Case No. 00-389)

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ROTECH MEDICAL CORPORATION AND ITS SUBSIDIARIES
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

KAYE SCHOLER LLP                                    JENKENS & GILCHRIST-
425 Park Avenue                                       PARKER CHAPIN LLP
New York, New York 10022                            The Chrysler Building
Co-Attorneys for the Debtors                        405 Lexington Avenue
  and Debtors in Possession                         New York, New York 10174
                                                    Co-Attorneys for the Debtors
                                                      and Debtors in Possession

                          YOUNG, CONAWAY,
                           STARGATI & TAYLOR LLP
                          The Brandywine Building
                          1000 West Street, 17th Floor
                          P.O. Box 391
                          Wilmington, DE 19899-0391
                          Co-Attorneys for the Debtors
                           and Debtors in Possession

                                TABLE OF CONTENTS
                                -----------------

                                                                                           Page
                                                                                           ----
SECTION 1. DEFINITIONS AND INTERPRETATION ..................................................2
A.   Definitions ...........................................................................2
           1.1    Administrative Expense Claim .............................................2
           1.2    Aggregate Senior Lender Distribution Value ...............................2
           1.3    Allowed ..................................................................2
           1.4    Amended Bylaws ...........................................................3
           1.5    Amended Articles of Incorporation ........................................3
           1.6    Ballot ...................................................................3
           1.7    Bankruptcy Code ..........................................................3
           1.8    Bankruptcy Court .........................................................3
           1.9    Bankruptcy Rules .........................................................3
           1.10   Business Day .............................................................3
           1.11   Cash .....................................................................3
           1.12   Cash Election ............................................................3
           1.13   Catch-up Distribution ....................................................3
           1.14   Claim ....................................................................4
           1.15   Class ....................................................................4
           1.16   Collateral ...............................................................4
           1.17   Commencement Date ........................................................4
           1.18   Confirmation Date ........................................................4
           1.19   Confirmation Hearing .....................................................4
           1.20   Confirmation Order .......................................................4
           1.21   Convertible Subordinated Debenture Claim .................................4
           1.22   Convertible Subordinated Debenture Indenture .............................4
           1.23   Convertible Subordinated Debenture .......................................4
           1.24   Convertible Subordinated Debenture Trustee ...............................4
           1.25   Credit Agreement .........................................................4
           1.26   Creditors' Committee .....................................................5
           1.27   Debtors ..................................................................5
           1.28   DIP Credit Facility ......................................................5
           1.29   Disbursing Agent .........................................................5
           1.30   Disclosure Statement .....................................................5
           1.31   Disputed Claim ...........................................................5
           1.32   Distributable Cash .......................................................6
           1.33   Distributable Notes ......................................................6
           1.34   Distribution Record Date .................................................6
           1.35   Effective Date ...........................................................6
           1.36   Equity Interest ..........................................................6
           1.37   Final Distribution Date ..................................................6
           1.38   Final Order ..............................................................6
           1.39   General Unsecured Claim ..................................................7
           1.40   High Yield Offering ......................................................7
           1.41   IHS ......................................................................7
           1.42   IHS Debtors ..............................................................7

           1.43   IHS Reorganization Cases .................................................7
           1.44   IHS-Rotech Settlement Agreement ..........................................7
           1.45   Insured Claim ............................................................7
           1.46   Net Distributable Cash ...................................................7
           1.47   New Common Stock .........................................................7
           1.48   New Rotech ...............................................................8
           1.49   New Rotech's Bylaws ......................................................8
           1.50   New Rotech's Certificate of Incorporation ................................8
           1.51   New Rotech Note ..........................................................8
           1.52   New Rotech Preferred Stock ...............................................8
           1.53   New Rotech Profit Sharing Plan ...........................................8
           1.54   Other Priority Claim .....................................................8
           1.55   Other Secured Claim ......................................................8
           1.56   Participation Agreement ..................................................8
           1.57   Plan .....................................................................8
           1.58   Plan Documents ...........................................................9
           1.59   Plan of Reorganization ...................................................9
           1.60   Plan Securities ..........................................................9
           1.61   Plan Supplement ..........................................................9
           1.62   Priority Tax Claim .......................................................9
           1.63   Punitive Damage Claim ....................................................9
           1.64   Purchase Price Allocation ...............................................10
           1.65   Ratable Proportion ......................................................10
           1.66   Registration Rights Agreement ...........................................10
           1.67   Reorganized Rotech ......................................................10
           1.68   Reorganized Rotech Debtors ..............................................10
           1.69   Restructuring Transactions ..............................................10
           1.70   Retained Assets .........................................................10
           1.71   Revolving Credit Facility ...............................................10
           1.72   Rotech ..................................................................10
           1.73   Rotech Debtors ..........................................................10
           1.74   Rotech Equity Interest ..................................................11
           1.75   Rotech Reorganization Cases .............................................11
           1.76   Rotech Subsidiaries .....................................................ll
           1.77   Schedules ...............................................................11
           1.78   Secured Claim ...........................................................11
           1.79   Section 338(h)(10) Election .............................................11
           1.80   Senior Lender Agreements ................................................11
           1.81   Senior Lender Claim .....................................................11
           1.82   Senior Lender Distribution Value ........................................11
           1.83   Senior Lender Election ..................................................11
           1.84   Senior Subordinated Note Indenture ......................................11
           1.85   Senior Subordinated Notes ...............................................12
           1.86   Senior Subordinated Note Trustee ........................................12
           1.87   Stock Election ..........................................................12
           1.88   Stock Option Plan .......................................................12
           1.89   Subsidiary Equity Interest ..............................................12
           1.90   Term Loan B Agreement ...................................................12

           1.91   Term Loan B Notes .......................................................12
           1.92   Tort Claims .............................................................12
           1.93   United States Claims ....................................................12
           1.94   United States Settlement Agreement ......................................13
           1.95   Unofficial Senior Lenders Working Group .................................13

B.   Interpretation: Application of Definitions and Rules of Construction .................13

SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS ..........................13
           2.1    Administrative Expense Claims ...........................................13
           2.2    Compensation and Reimbursement Claims ...................................14
           2.3    Priority Tax Claims .....................................................14
           2.4    DIP Credit Facility Claims ..............................................14
           2.5    Fees and Expenses of Convertible Subordinated Debenture Trustee .........15

SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ..................................15
           3.1    Classes .................................................................16
           3.2    Subclasses for Class 2 ..................................................16

SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS .......................................16
           4.1    Other Priority Claims (Class 1) .........................................16
           4.2    Other Secured Claims (Class 2) ..........................................16
           4.3    Senior Lender Claims (Class 3) ..........................................17
           4.4    United States Claims (Class 4) ..........................................21
           4.5    General Unsecured Claims (Class 5) ......................................21
           4.6    Convertible Subordinated Debenture Claims (Class 6) .....................22
           4.7    Punitive Damage Claims (Class 7) ........................................23
           4.8    Subsidiary Equity Interest (Class 8) ....................................23
           4.9    Rotech Equity Interests (Class 9) .......................................23

SECTION 5. MEANS FOR IMPLEMENTATION .......................................................24
           5.1    Substantive Consolidation of Rotech Debtors for Plan Purposes Only ......24
           5.2    Revolving Credit Facility ...............................................24
           5.3    Term Loan B Agreement ...................................................25
           5.4    High Yield Offering .....................................................25
           5.5    Registration Rights Agreement ...........................................25
           5.6    Stock Option Plan .......................................................25
           5.7    Release of Non-Debtor Rotech Affiliates .................................25
           5.8    Release of Representatives ..............................................26
           5.9    Cancellation of Existing Securities and Agreements ......................26
           5.10   Board of Directors ......................................................26
           5.11   Corporate Action ........................................................26
           5.12   Subsidiary Guarantees ...................................................28
           5.13   United States Settlement Agreement ......................................28

           5.14   IHS-Rotech Settlement Agreement .........................................28
           5.15   Restructuring Transactions and Related Transactions .....................28
           5.16   Section 338(h)(10) Election .............................................29

SECTION 6. DISTRIBUTIONS ..................................................................30
           6.1    Distribution Record Date ................................................30
           6.2    Date of Distribution ....................................................30
           6.3    Disbursing Agent ........................................................31
           6.4    Rights and Powers of Disbursing Agent ...................................31
           6.5    Surrender of Instruments ................................................31
           6.6    Delivery of Distributions ...............................................32
           6.7    Manner of Payment Under Plan of Reorganization ..........................32
           6.8    Fractional Shares .......................................................32
           6.9    Setoffs .................................................................33
           6.10   Compliance With Tax Requirements ........................................33

SECTION 7. PROCEDURES FOR DISPUTED CLAIMS .................................................33
           7.1    Objections to Claims ....................................................33
           7.2    Payments and Distributions with Respect to Disputed Claims ..............33
           7.3    Distributions After Allowance ...........................................34
           7.4    Estimations of Claims ...................................................34

SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES .......................................34
           8.1    Assumption of Executory Contracts and Unexpired Leases ..................34
           8.2    Rejection of Executory Contracts and Unexpired Leases ...................35
           8.3    Rejection Claims ........................................................35
           8.4    Survival of the Rotech Debtors' Corporate Indemnities ...................36

SECTION 9. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE .....................................36
           9.1    Conditions Precedent ....................................................36
           9.2    Effect of Failure of Conditions .........................................37
           9.3    Waiver of Conditions ....................................................37

SECTION 10.EFFECT OF CONFIRMATION .........................................................37
           10.1   Vesting of Assets .......................................................37
           10.2   Discharge of Claims and Termination of Equity Interests .................37
           10.3   Discharge of Rotech Debtors .............................................38
           10.4   Term of Injunctions or Stays ............................................38
           10.5   Injunction Against Interference With Plan ...............................38
           10.6   Exculpation .............................................................38
           10.7   Retention of Causes of Action/Reservation of Rights .....................39

SECTION 11.RETENTION OF JURISDICTION ......................................................39

SECTION 12.MISCELLANEOUS PROVISIONS .......................................................41
           12.1   Payment of Statutory Fees ...............................................41
           12.2   Retiree Benefits ........................................................41
           12.3   Cessation as to Rotech of Representation by Creditors' Committee ........41
           12.4   Substantial Consummation ................................................41
           12.5   Amendments ..............................................................42
           12.6   Revocation or Withdrawal of the Plan ....................................42
           12.7   Severability ............................................................42
           12.8   Governing Law ...........................................................43
           12.9   Time ....................................................................43
           12.10  Section Headings ........................................................43
           12.11  Exemption from Transfer Taxes ...........................................43
           12.12  Effectuating Documents and Further Transactions .........................43
           12.13  Injunction Regarding Worthless Stock Deductions .........................43
           12.14  Exhibits ................................................................44
           12.15  Notices .................................................................44

EXHIBITS
--------
Exhibit A  Rotech Debtors

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                     )   Chapter 11
                                           )
INTEGRATED HEALTH SERVICES, INC. et al.,   )   Case Nos. 00-389 through 826
                                 -- --     )   Inclusive (MFW)
                                           )
                                Debtors.   )   (Jointly Administered)
                                           )

-----------------------------------------      ---------------------------------

In re:                                     )   Chapter 11
                                           )
ROTECH MEDICAL CORPORATION. et al.,        )   Case Nos. 00-390-393, 395-396,
                            -- --          )   398-399, 401-403,408-412, 414,
                                           )   418-419, 421, 426-427,430-431,
                                           )   436, 440-445, 417-448, 450-451,
                                           )   455-461, 464-466, 469-473, 477-
                                           )   478, 503, 505-513, 519, 599, 622,
                                           )   660-672, 688, 690-691, 693-695,
                                Debtors.   )   700-701, 703-719, 721, 725-727,
                                           )   729-732, 735-741, 744-748, 750-
                                           )   751, 753-760, 764-765, 772, 777,
                                           )   779-781, 784, 786-787, 804-805,
                                           )   807-815, 818, 820-822 and 825
                                           )   (MFW)
                                           )
                                           )   (Jointly administered under
                                           )      Case No. 00-389)

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ROTECH MEDICAL CORPORATION AND ITS SUBSIDIARIES
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

          Rotech Medical Corporation and the other Rotech Debtors (as defined below), as debtors and debtors in possession herein, propose the following second amended joint chapter 11 plan of reorganization for the Rotech Debtors, pursuant to section 1121(a) of title 11 of the United States Code:/1/

     SECTION 1. DEFINITIONS AND INTERPRETATION

     A.   Definitions.

          The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

          1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Rotech Reorganization Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Rotech Debtors' estates, any actual and necessary costs and expenses of operating the Rotech Debtors' businesses, any indebtedness or obligations incurred or assumed by the Rotech Debtors, as debtors in possession, during the Rotech Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Rotech Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

          1.2 Aggregate Senior Lender Distribution Value means the dollar amount equal to the sum of (without duplication) (i) the value of the New Common Stock to be distributed under Section 4.3 with each share deemed to have a value of $20, (ii) the Net Distributable Cash, and (iii) to the extent that the Term Loan B Agreement is not fully consummated, the face amount of the Distributable Notes.

          1.3 Allowed means, with reference to any Claim, (a) any Claim against any Rotech Debtor which has been listed by such Rotech Debtor in the Schedules, as such Schedules may be amended by the Rotech Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (c) any Claim expressly allowed by a Final Order or hereunder.

----------
/1/ On November 21, 2001, the Rotech Debtors filed their original joint plan of reorganization under chapter 11 of the Bankruptcy Code (the "November 21 Plan"). The November 21 Plan was amended thereafter on December 20, 2001 (the December 20 Plan"). This Plan amends, restates and replaces the December 20 Plan.

          1.4 Amended Bylaws means the Bylaws of Reorganized Rotech, as restated, and which shall be substantially in the form set forth in the Plan Supplement.

          1.5 Amended Articles of Incorporation means the Articles of Incorporation of Reorganized Rotech, as restated, and which shall be substantially in the form set forth in the Plan Supplement.

          1.6 Ballot means a ballot approved by the Bankruptcy Court for voting on the Plan, and includes any such ballot for any Class entitled to vote on the Plan.

          1.7 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Rotech Reorganization Cases.

          1.8 Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Rotech Reorganization
Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Rotech Reorganization Cases under section 151 of title 28 of the United States Code.

          1.9 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Rotech Reorganization Cases, and any Local Rules of the Bankruptcy Court.

          1.10 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York. New York are required or authorized to close by law or executive order.

          1.11 Cash means legal tender of the United States of America.

          1.12 Cash election shall have the meaning set forth in Section 4.3 hereof.

          1.13 Catch-up Distribution means with respect to each holder of an Allowed Claim in Class 5 the difference between (a) the amount of Cash such holder would have received if the final resolution of all the Disputed Claims in such Class had occurred by the Effective Date and (b) the amount of Cash previously received by such holder

          1.14 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

          1.15 Class means any group of Claims or Equity Interests classified by the Plan of Reorganization pursuant to section 1122(a)(l) of the Bankruptcy Code.

          1.16 Collateral means any property or interest in property of the estate of any Rotech Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

          1.17 Commencement Date means February 2, 2000.

          1.18 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

          1.19 Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

          1.20 Confirmation Order means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

          1.21 Convertible Subordinated Debenture Claim means any Claim against Rotech arising under, in connection with or related to the Convertible Subordinated Debenture Indenture or the Convertible Subordinated Debentures due June 1, 2003.

          1.22 Convertible Subordinated Debenture Indenture means the Indenture, dated as of June 1, 1996, as amended, between Rotech and the Convertible Subordinated Debenture Trustee, as such indenture may have been amended or modified.

          1.23 Convertible Subordinated Debentures means the 5 1/4% Convertible Subordinated Debentures due June 1, 2003 issued pursuant to the Convertible Subordinated Debenture Indenture.

          1.24 Convertible Subordinated Debenture Trustee means Chase Manhattan Trust Company, N.A., as successor trustee under the Convertible Subordinated Debenture Indenture.

          1.25 Credit Agreement means that certain Revolving Credit and Term Loan Agreement dated as of September 15, 1997, as amended by and among IHS, as borrower, Citibank N.A., as administrative agent, The Toronto-Dominion Bank, as documentation agent, Citicorp Securities, Inc., as arranger, and the lenders party thereto, and any of the documents and instruments relating thereto.

          1.26 Creditors' Committee means the Official Committee of Unsecured Creditors appointed in the Debtors' chapter 11 eases by the Office of the United States Trustee on February 15, 2000, as constituted from time to time.

          1.27 Debtors means the IHS Debtors and the Rotech Debtors.

          1.28 DIP Credit Facility means the Secured Superpriority Debtor in Possession Revolving Credit Agreement, dated as of February 3, 2000, as amended, by and among IHS, as borrower, Citicorp U.S.A., Inc., as administrative agent, certain other agents, and the lenders party thereto, together with any of the documents and instruments relating thereto, as well as the orders of the Bankruptcy Court authorizing and governing such facility.

          1.29 Disbursing Agent means any entity (including any applicable Rotech Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.4 hereof.

          1.30 Disclosure Statement means the Disclosure Statement for Amended Joint Plan of Reorganization of Rotech Medical Corporation and its Subsidiaries, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

          1.31 Disputed Claim means any Claim which has not been Allowed pursuant to the Plan of Reorganization or a Final Order, and

          (1) if no proof of claim, has been filed by the applicable deadline, a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which any of the Rotech Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order: or

          (2) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; (iv) a Claim for which a timely objection or request for estimation is interposed by any of the Rotech Debtors which has not been withdrawn or determined by a Final Order; or (v) any Tort Claim; or

          (3) is set forth on the Schedule of Additional Disputed Claims annexed to the Confirmation Order.

          1.32 Distributable Cash means the sum, as of the Effective Date, of
(a) the net proceeds of the High Yield Offering. (b) the net proceeds of the issuance of the Term Loan B Notes and (c) the amount, if any, payable to Rotech in excess of $45 million under the IHS-Rotech Settlement Agreement, calculated by the formula set forth therein.

          1.33 Distributable Notes means the Term Loan B Notes, if any, to be distributed to the holders of Allowed Senior Lender Claims pursuant to the Plan of Reorganization.

          1.34 Distribution Record Date means the Confirmation Date.

          1.35 Effective Date means the first Business Day on or after the Confirmation Date specified by the Rotech Debtors on which (a) no stay of the Confirmation Order is in effect, and (b) the conditions precedent to the effectiveness of the Plan of Reorganization specified in Section 9 hereof have been satisfied.

          1.36 Equity Interest means any equity interest in any of the Rotech Debtors of any kind or nature, including, without limitation, any interest represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Rotech Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

          1.37 Final Distribution Date means, in the event there exist on the Effective Date any Disputed Claims classified in Class 5, twenty (20) Business Days after the date that all such Disputed Claims have been resolved by Final Order.

          1.38 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Rotech Reorganization Cases, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 Of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

          l.39 General Unsecured Claim means any Claim against any of the Rotech Debtors that is not a DIP Credit Facility Claim, Administrative Expense Claim. Priority Tax Claim. Other Priority Claim. Other Secured Claim. Senior Lender Claim. United States Claims, Convertible Subordinated Debenture Claim or Punitive Damage Claim.

          1.40 High Yield Offering means a high field offering for the sale and issuance of $300 million in aggregate principal amount of Senior Subordinated Notes, the material terms of which are described in the Disclosure Statement.

          1.41 IHS Means Integrated Health Services, Inc., a Delaware corporation and debtor or debtor in Possession (as the context requires) herein, the ultimate parent company of the Rotech Debtors and the other IHS Debtors, all of which are direct or indirect wholly owned subsidiaries of IHS.

          1.42 IHS Debtors means IHS and each of its direct and indirect subsidiaries, other than the Rotech Debtors, which are debtors and debtors in possession in cases pending in the Bankruptcy Court.

          1.43 IHS Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the IHS Debtors on February 2, 2000, in the United States District of Delaware and jointly administered with the Rotech Debtors under the caption In re Integrated health Services, Inc., et al., 00-389 (MFW).

          1.44 IHS-Rotech Settlement Agreement means the settlement agreement by and among the IHS Debtors and the Rotech Debtors which shall become effective on the Effective Date. The material terms of the IHS-Rotech Settlement Agreement are described in the Disclosure Statement, and will be substantially in the form set forth in the Plan Supplement. Prior to the Confirmation Hearing, the Debtors will file a motion pursuant to Bankruptcy Rule 9019 for an order approving the IHS-Rotech Settlement Agreement.

          1.45 Insured Claim means any Claim against any of the Rotech Debtors arising, from an incident or occurrence to the extent such Claim is covered by any of the Debtors' insurance policies.

          1.46 Net Distributable Cash shall have the meaning, set forth in
Section 4.3(c) hereof.

          1.47 Net Common Stock means the 50,000,000 shares of common stock of Reorganized Rotech, par value $0.0001, authorized under the Amended Articles of Incorporation, (and, if applicable, the 50,000,000 shares of common stock of New Rotech, par value $0.0001, authorized under New Rotech's Certificate of Incorporation), 25,000,000 of which shares will be issued hereunder on the Effective Date, and any additional shares authorized for the purposes specified herein.

          1.48 New Rotech means Rotech Healthcare Inc., a Delaware corporation to be formed pursuant to and in accordance with the Restructuring Transactions, if implemented.

          1.49 New Rotech's Bylaws means the Bylaws of New Rotech, which shall be substantially in the form set forth in the Plan Supplement.

          1.50 New Rotech's Certificate of Incorporation means the certificate of incorporation of New Rotech, which shall be substantially in the form set forth in the Plan Supplement.

          1.51 New Rotech Note means a note which may be issued by IHS to Reorganized Rotech prior to the Effective Date pursuant to the Restructuring Transactions, in an amount of approximately $5 million.

          1.52 New Rotech Preferred Stock means the class of preferred stock to be issued by New Rotech pursuant to the Restructuring Transactions, if implemented, and which shall (i) have a fair market value at issuance of approximately $5 million, (ii) not be mandatorily redeemable for at least five years; (iii) not be entitled to vote for the election of directors (except in certain circumstances), (iv) be convertible to New Common Stock after the fifth anniversary of issuance and (v) contain such other terms as shall be set forth in New Rotech's Certificate of Incorporation.

          1.53 New Rotech Profit Sharing Plan means the Profit Sharing Plan of New Rotech, which shall be substantially in the form set forth in the Plan Supplement.

          1.54 Other Priority Claim means any Claim against any of the Rotech Debtors entitled to priority in payment as specified in sections 507(a)(3), (4),
(5), (6), (7) or (9) of the Bankruptcy Code.

          1.55 Other Secured Claim means any Secured Claim against any of the Rotech Debtors other than a secured Senior Lender Claim.

          1.56 Participation Agreement means that certain Participation Agreement, dated July 31, 1997, as amended, among IHS, Integrated Health Services at Highland Park, Inc. and IHS Development -- Highlands Park, Inc., as borrowers, State Street Bank and Trust Company of Connecticut, N.A., Eric J. Donaghcy, Citicorp U.S.A., Inc., as the certificate holder, Citicorp U.S.A., Inc., as agent, and the lenders party thereto, and any of the documents and instruments relating thereto.

          1.57 Plan means the Plan of Reorganization, as defined herein.

          1.58 Plan Documents means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan of Reorganization on or about the Effective Date, including but not limited to (a) the Amended Articles of Incorporation; (b) the Amended Bylaws; (c) the Revolving Credit Facility; (d) the Term Loan B Agreement; (e) the Senior Subordinated Note Indenture; (f) the IHS-Rotech Settlement Agreement; (g) the United States Settlement Agreement; (h) the Stock Option Plan; (i) New Rotech's Certificate of Incorporation, if applicable; (j) New Rotech's Bylaws, if applicable; (k) the New Rotech Profit Sharing; Plan, if applicable; and (l) the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Rotech Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group.

          1.59 Plan of Reorganization means this amended joint chapter 11 plan of reorganization of the Rotech Debtors, including the exhibits hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

          1.60 Plan Securities means the New Common Stock and any Distributable Notes distributed or to be distributed to the holders of Claims in Class 3 on account of such Claims.

          1.61 Plan Supplement means a separate appendix to the plan of Reorganization incorporated herein by reference, to be filed with the Clerk of the Bankruptcy Court no later than ten (10)days prior to the Confirmation Hearing, containing among the other things, the United States Settlement Agreement, the IHS-Rotech Settlement Agreement, proposed term sheets for the Revolving Credit Facility, the Term Loan B Notes and Senior Subordinated Notes, the Amended Articles of Incorporation, the Amended Bylaws, the Stock Option Plan, New Rotech's Certificate of Incorporation (if applicable), New Rotech's Bylaws (if applicable), the New Rotech Profit sharing Plan (if applicable), the Registration Rights Agreement, a schedule setting forth the identities of each senior officer and each member of the new Board of Director of Reorganized Rotech (and New Rotech, if applicable) and the compensation to be received by each, and additional information relating to the Rotech Debtors' financial projections.

          1.62 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment under sections 502(1) and 507(a)(8) of the Bankruptcy Code.

          1.63 Punitive Damage Claim means any Claim against any of the Rotech Debtors, whether secured or unsecured, for any fine, penalty, forfeiture, attorney's fees, or for multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, attorney's fees, or damages is not compensation for actual pecuniary loss suffered by the holder of such Claim.

          1.64 Purchase Price Allocation means an allocation of purchase price with respect to the Section 338(h)(10) Election which shall be provided by New Rotech to IHS within 120 days following the implementation of the Restructuring Transactions, consistent with the Treasury Regulations under section 338 of the United States Tax Code, and which (unless the parties agree otherwise) shall be used by IHS and New Rotech in connection with its tax filings.

          1.65 Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the same Class.

          1.66 Registration Rights Agreement means the agreement described in section __ of the Plan of Reorganization, which shall be substantially in the form set forth in the Plan Supplement.

          1.67 Reorganized Rotech means (i) Rotech, as reorganized as of the Effective Date in accordance with this Plan of Reorganization and, if the Restructuring Transactions are implemented. (iii) RRC Corp. a Florida corporation.

          1.68 Reorganized Rotech Debtors means Reorganized Rotech and each of the other Rotech Debtors listed on Exhibit A hereto, as reorganized as of the Effective Date in accordance with this Plan of Reorganization and their successors in interest.

          1.69 Restructuring Transactions means those transactions described in
Section 5.15 of the Plan.

          1.70 Retained Assets means those assets of the Rotech Debtors, as determined by the Unofficial Senior Lenders' Working, Group, in their reasonable discretion, which will not be directly or indirectly transferred to New Rotech pursuant to the Restructuring Transactions (which assets may include stock of Rotech Subsidiaries).

          1.71 Revolving Credit Facility means a senior secured credit facility for the benefit of Reorganized Rotech, the material terms of which are described in the Disclosure Statement.

          1.72 Rotech means Rotech Medical Corporation, a Florida corporation and debtor or debtor in possession (as the context requires) herein, a direct wholly-owned subsidiary of IHS and the parent company of the other Rotech Debtors, which are its direct or indirect wholly-owned subsidiaries.

          1.73 Rotech Debtors means Rotech and the Rotech Subsidiaries.

          1.74 Rotech Equity Interest means any Equity Interest in Rotech.

          1.75 Rotech Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Rotech Debtors on February 2, 2000, in the United States District Court for the District of Delaware, and jointly administered with the IHS Debtors under the caption In re Integrated Health Services, Inc., et al., 00-389 (MFW).

          1.76 Rotech Subsidiaries means the entities listed on Exhibit A hereto other than Rotech.

          1.77 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

          1.78 Secured Claim means a Claim to the extent (a) secured by Collateral the amount of which Claim is equal to or less than the value of such Collateral (i) as set forth in the Plan of Reorganization, (ii) as agreed in writing by the holder of such Claim and the Rotech Debtors, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

          1.79 Section 338(h)(10) Election means the elections described in
Section 5.16 of the Plan.

          1.80 Senior Lender Agreements means the Credit Agreement and the Participation Agreement.

          1.81 Senior Lender Claim means any Claim against any of the Rotech Debtors arising under, in connection with or related to the guaranty by the Rotech Debtors of all obligations under the Senior Lender Agreements.

          1.82 Senior Lender Distribution Value means, with respect to each holder of an Allowed Senior Lender Claim, a dollar amount equal to its Ratable Proportion of the Aggregate Senior Lender Distribution Value.

          1.83 Senior Lender Election means, collectively, the Cash Election and the Stock Election.

          1.84 Senior Subordinated Note Indenture means the Indenture between Reorganized Rotech (or New Rotech, as the case may be) and the Senior Subordinated Note Trustee, to be executed in connection with the High Yield Offering.

          1.85 Senior Subordinated Notes means the subordinated debt securities of Reorganized Rotech (or New Rotech, as the case may be) to be issued under the Senior Subordinated Note Indenture in connection with the High Yield Offering, the material terms of which are described in the Disclosure Statement.

          1.86 Senior Subordinated Note Trustee means the bank or trust company that will serve as trustee under the Senior Subordinated Note Indenture, and its successors and assigns.

          1.87 Stock Election shall have the meaning set forth in Section 4.3 hereof.

          1.88 Stock Option Plan means the stock option plan for certain employees of Reorganized Rotech (or New Rotech, as the case may be), substantially in the form included in the Plan Supplement.

          1.89 Subsidiary Equity Interest means any Equity Interest in any Rotech Debtor other than Rotech.

          1.90 Term Loan B Agreement means the agreement providing for the sale and issuance of Term Loan B Notes.

          1.91 Term Loan B Notes means the new senior secured notes to he issued by Reorganized Rotech (or New Rotech, as the case may be) pursuant to the Term Loan B Agreement in the principal amount of $200 million, the material terms of which are described in the Disclosure Statement.

          1.92 Tort Claims means any Claims related to personal injury, property damage, products liability, wrongful death, employment litigation, or other similar Claims against any of the Rotech Debtors which arise out of events which occurred, in whole or in part, prior to the Commencement Date.

          1.93 United States Claims means all (i) civil or administrative monetary claims (e.g., claims seeking monetary remedies or payments) or civil or administrative monetary causes of action (including attorneys fees, costs, and expenses of every kind) the United States of America, or its agencies, departments, officers, agents, employees and assigns, or third parties under 31 U.S.C.(S) 3730(b) or (d), has or may have against the Rotech Debtors under the False Claims Act, 31 U.S.C.(S)(S) 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C.(S) 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C.(S)(S) 3801-3812; and/or common law doctrines of payment by mistake, unjust enrichment, breach of contract or fraud for the Covered Conduct (as defined in the United States Settlement Agreement); (ii) claims for certain administrative overpayments, including claims or causes of action for services rendered or products supplied to beneficiaries, under the Medicare Program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ggg and under the TRICARE Program (also known as the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS")), 10 U.S.C. 1071-1106; (iii) claims for civil monetary penalties imposed pursuant to 42 U.S.C. (S) 1395i-3(h)(2)(B)(ii) and 42 U.S.C. (S) 1396r(h)(2)(A)(ii); and (iv) actions for permissive exclusion from Medicare, the Medicaid program and other federal health programs (as defined in 42 U.S.C. 1320a-7b(f) under

42 U.S.C. (S) 1320a-7(b) and 42 U.S.C. (S) 1320a-7a for the Covered Conduct. All other Claims of the United States of America are expressly excluded from this definition.

          1.94 United States Settlement Agreement means the settlement agreement to be entered by the Rotech Debtors and the United States, effective as of the Effective Date. The actual agreement will be substantially in the form included in the Plan Supplement.

          1.95 Unofficial Senior Lenders' Working Group means the unofficial working group of the holders of the Senior Lender Claims, as constituted from time to time.

     B.   Interpretation; Application of Definitions and Rules of Construction.

          Unless otherwise specified, all section or exhibit references in the Plan of Reorganization are to the respective section in, or exhibit to, the Plan of Reorganization, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan of Reorganization as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan of Reorganization.

     SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

          2.l  Administrative Expense Claims.

          Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Rotech Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Rotech Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Rotech Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Rotech Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

          2.2  Compensation and Reimbursement Claims.

          All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date and (b) shall be paid in full in such amounts as are allowed by the Bankruptcy

Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to the allowance of any such Administrative Expense Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Rotech Debtors or, on and after the Effective Date, the Reorganized Rotech Debtors. The Rotech Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

          2.3 Priority Tax Claims.

          Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Rotech Debtors. (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments (commencing on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim) in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to six percent (6%), over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

          2.4 DIP Credit Facility Claims.

          On the Effective Date, any outstanding letters of credit issued under the DIP Credit Facility in respect of obligations of the Rotech Debtors shall be either replaced or secured by letters of credit issued under the Revolving Credit Facility.

          To the extent that there are any other amounts outstanding under the DIP Credit Facility on the Effective Date which are attributable to the Rotech Debtors and are not otherwise resolved by the IHS-Rotech Settlement Agreement, the Rotech Debtors shall pay such amounts in Cash on the Effective Date. Once such payments have been made, the DIP Credit Facility shall be deemed terminated with respect to the Rotech Debtors, and Citibank, N.A. and the lenders under the DIP Credit Facility shall take all reasonable action necessary to confirm the removal of any claims and liens on the properties of the Rotech Debtors securing the DIP Credit Facility.

          2.5 Fees and Expenses of Convertible Subordinated Debenture Trustee.

          Payment of allowed fees and expenses of the Convertible Subordinated Debenture Trustee shall be paid only from any distribution to Class 6 under the Plan of Reorganization. The Convertible Subordinated Debenture Trustee shall file a first and final application for allowance of compensation for services rendered and to be rendered, and for reimbursement of expenses incurred and to be incurred by the date that is forty-five (45) days after the Effective

Date and shall be entitled to receive payment of any such allowed fees and expenses only from the Class 6 distribution hereunder upon the approval of the Bankruptcy Court.

     SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

          The following table designates the Classes of Claims against and Equity Interests in the Rotech Debtors and specifies which of those Classes are
(i) impaired or unimpaired by the Plan of Reorganization, (ii) entitled to vote to accept or reject the Plan of Reorganization in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan of Reorganization. Each holder of a Claim in Classes 2, 3, 4, 5 and 6 shall be entitled to vote separately to accept or reject the Plan of Reorganization. Classes 1 and 8 are unimpaired and are deemed to accept the Plan of Reorganization. Because Classes 7 and 9 are deemed to have rejected the Plan of Reorganization, the Rotech Debtors intend to request that the Bankruptcy Court confirm the Plan of Reorganization in accordance with section 1129(b) of the Bankruptcy Code with respect to Classes 7 and 9. In the event that any impaired Class of Claims shall fail to accept the Plan of Reorganization, the Rotech Debtors reserve the right to request that the Bankruptcy Court confirm the Plan of Reorganization in accordance with section 1129(b) with respect to any such non-accepting Class.

          3.1 Classes.

----------------------------------------------------------------------------

                                                               Entitled
Class             Designation                Impairment        to Vote
-----             -----------                ----------        -------
  1     Other Priority Claims                Unimpaired           No
                                                          (deemed to accept)
  2     Other Secured Claims                 Impaired             Yes
  3     Senior Lender Claims                 Impaired             Yes
  4     United States Claims                 Impaired             Yes
  5     General Unsecured Claims             Impaired             Yes
  6     Convertible Subordinated Debenture   Impaired             Yes
        Claims
  7     Punitive Damage Claims               Impaired             No
                                                          (deemed to reject)
  8     Subsidiary Equity Interests          Unimpaired           No
                                                          (deemed to accept)
  9     Rotech Equity Interests              Impaired             No
                                                          (deemed to reject

----------------------------------------------------------------------------

          3.2 Subclasses for Class 2.

          For convenience of identification, the Plan of Reorganization classifies the Allowed Claims in Class 2 as a single Class. This Class is actually a group of subclasses, depending on the underlying property securing such Allowed Claims, and each subclass is treated hereunder as a distinct Class for voting and distribution purposes. Each holder of an Allowed Claim in Class 2 shall receive a Ballot setting forth the Allowed amount of such Claim.

     SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

          4.1 Other Priority Claims (Class 1).

          Except to the extent that a holder of an Allowed Other Priority Claim against any of the Rotech Debtors has agreed to a different treatment of such Allowed Other Priority Claim, each such holder shall receive, in full satisfaction of such Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim, on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Other Priority Claim, and (iii) the date for payment provided by any agreement or understanding between the parties.

          4.2 Other Secured Claims (Class 2).

          On or as soon as reasonably practicable after the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Other Secured Claim becomes an Allowed Other Secured Claims, each holder of an Allowed Other Secured Claim shall receive, at the option of the Reorganized Rotech Debtors, (a) the net proceeds of the sale of disposition of the Collatera1 securing such Allowed Other Secured Claim; (b) the Collateral securing such Allowed Other Secured Claim; (c) a note with periodic Cash payments having a present value equal to the amount of the Allowed Other Secured Claim; or (d) such other distribution necessary to satisfy the requirements of the Bankruptcy Code. In the event the Reorganized Rotech Debtors treat an Allowed Other Secured Claim under clause (a) of this Section, the liens securing such Allowed Other Secured Claim shall be deemed released.

          4.3 Senior Lender Claims (Class 3).

          (a) Allowance of Senior Lender Claims. On the Confirmation Date, the Senior Lender Claims shall be deemed to be Allowed in the aggregate amount of $2,326,354,803.05.

          (b) Aggregate Distribution to Class 3. On the Effective Date, or as soon thereafter as is practicable, the Rotech Debtors shall pay to the Disbursing Agent an aggregate distribution in respect of Senior Lender Claims consisting of (a) 25,000,000 shares of New Common Stock, representing 100% of the total shares of New Common Stock to be issued and outstanding as of the Effective Date; (b) the Distributable Cash; and (c) in the event that the Term Loan B Agreement is not consummated, Term Loan B Notes in a principal amount of $200 million.

          (c) Distributions to Individual Holders: Senior Lender Election. Subject to the provisions of this Section and the provisions contained in the Amended Articles of Incorporation or New Rotech's Certificate of Incorporation, if applicable, each holder of an Allowed Senior Lender Claim shall receive its Ratable Proportion of the total shares of New Common Stock issued to Class 3 and the Distributable Cash, less all amounts deducted by the Disbursing Agent, pursuant to section 4.3(g) hereof, and less the amount of the IHS Noteholder Payment described in section 4.3(i) hereof (the "Net Distributable Cash") (the "Regular Distribution"). Notwithstanding the immediately preceding sentence, each holder of an Allowed Senior Lender Claim may elect (the "Senior Lender Election") to receive, instead of the distribution provided for above, either
(i) all of its distribution in shares of New Common Stock, subject to the provisions contained in the Amended Articles of Incorporation or New Rotech's Certificate of Incorporation, if applicable (the "Stock Election"), or (ii) all of its distribution in Cash (the "Cash Election"). Each holder of an Allowed Senior Lender Claim may, at its option, indicate on its Ballot whether such holder prefers to receive its entire distribution in the form of the Regular Distribution or instead, in the form of (i) or (ii) above. Any holder of an Allowed Senior Lender Claim making the Senior Lender Election must elect to receive its entire distribution either under the Stock Election or the Cash Election and may not spilt any of its Claim for purposes of the Senior Lender Election. If no election is made on the Ballot, or the Ballot reflects an election other than an election to receive the entire distribution either under the Stock Election or the Cash Election, then the holder of the Allowed Senior Lender Claim with respect to such Ballot shall receive the Regular Distribution. Any holder of an Allowed Senior Lender Claim that fails to submit a Ballot shall receive the Regular Distribution.

          (d) Distribution to holders that make the Stock Election. Subject to the provisions contained in the Amended Articles of Incorporation or New Rotech's Certificate of Incorporation, if applicable, Holders of Allowed Senior Lender Claims that make the Stock Election shall receive a distribution of shares of New Common Stock equal to the product of (i) a Fraction, (x) the numerator of which is equal to the amount of such holder's Allowed Senior Lender Claim and (y) the denominator of which is equal to the aggregate amount of Allowed Senior Lender Claims of all holders that make the Stock Election and
(ii) the excess of (A) the aggregate number of shares of New Common Stock to be distributed to the holders of Allowed

Senior Lender Claims over (B) the number of shares of New Common Stock distributable to holders of Allowed Senior Lender Claims that receive the Regular Distribution plus the number of shares of New Common Stock to be distributed pursuant to the proviso of Section 4.3(e) hereof; provided that, if as a result the calculation set forth above, a holder receives a distribution of shares of New Common Stock having a value less than its Senior Lender Distribution Value, such holder shall receive a portion of the Net Distributable Cash in an amount equal to such shortfall; and further provided that, in the event that the Restructuring Transactions are implemented, if as a result of the calculation set forth above, less than 25 percent (25%) of the New Common Stock is distributed on account of Allowed Senior Lender Claims specifically arising from the revolving credit facility under the Credit Agreement ("Revolver Portion"), then the distribution of New Common Stock among the holders which made the Stock Election shall be recalculated such that (i) each holder of a Revolver Portion making the Stock Election shall receive a pro rata distribution of New Common Stock sufficient to bring the aggregate distribution of New Common Stock on account of Revolver Portion Senior Lender Claims to 25 percent (25%); and (ii) each holder making the Stock Election shall receive a pro rata distribution of Cash (and Distributable Notes, if necessary), in lieu of the New Common Stock necessary to make the distribution under (i) above.

          (e) Distribution to holders that make the Cash Election. Holders of Allowed Senior Lender Claims that make the Cash Election shall receive a distribution of Cash equal to the product of (i) a fraction, (x) the numerator of which is equal to the amount of such holder's Allowed Senior Lender Claim and
(y) the denominator of which is equal to the aggregate amount of Allowed Senior Lender Claims of all holders that have made the Cash Election and (ii) the excess of (A) the Net Distributable Cash, over (B) the amount of Cash distributable to holders of Allowed Senior Lender Claims that receive the Regular Distribution plus the amount of Net Distributable Cash distributable pursuant to the provisos of Section 4.3(d) hereof; provided that, if as a result of the calculation set forth above, a holder receives a distribution of Net Distributable Cash less than an amount equal to its Senior Lender Distribution Value, such holder shall receive a number of shares of New Common Stock with an aggregate per share value equal to such shortfall.

          (f) Distribution of Distributable Notes. In the event that the Term Loan B Agreement is not consummated or is consummated by an aggregate principal amount of less than $200 million, the holders of Allowed Claims in this Class 3 will receive (i) the net proceeds of the Term Loan B Agreement, if any, plus
(ii) Distributable Notes in the principal amount equal to the difference between $200 million and the net proceeds of the Term Loan B Agreement, if any. For purposes of the Senior Lender Election, such Distributable Notes shall be treated and distributed to holders of Allowed Claims in Class 3 as if they constituted Distributable Cash.

          (g) Disbursing Agent. The aggregate distribution in respect of Senior Lender Claims shall be made to Citibank, N.A., as Disbursing Agent, or such other entity as may be reasonably designated by Citibank. N.A., which shall make distributions to the individual holders of the Senior Lender Claims as of the Distribution Record Date. The delivery by the Rotech Debtors of such aggregate distribution to Citibank, N.A., and/or its designee shall be in full satisfaction, release and discharge of all Senior Lender Claims against the Rotech Debtors. Citibank, N.A., shall deduct from the Distributable Cash all costs and expenses incurred by it and unpaid prior to making any distribution to the holders of Allowed Senior Lender Claims.

          (h) Value. For purposes of this Section 4.3, each share of New Common Stock shall have a value of $20.

          (i) IHS Noteholder Settlement. As of the Effective Date, the holders of Allowed Senior Lender Claims shall be deemed to have agreed to the settlement terms set forth in this section 4.3(i) with the IHS Noteholders (as defined herein).

               (1) Deposit and payment. On the Effective Date, the Rotech
                   -------------------
Debtors will deposit the IHS Noteholder Payment into the IHS Noteholder Escrow Account. On the IHS Noteholder Payment Date, the IHS Noteholder Escrow Agent will pay the IHS Noteholder Payment, plus all interest and earnings thereon, (x) first to Majority Noteholder Counsel in an amount equal to such Majority Noteholder Counsel's fees and expenses not in excess of $200,000(it being understood and agreed that Majority Noteholder Counsel need not file any fee application in respect thereof with the Bankruptcy Court). (y) then to reimburse the Indenture Trustee for its reasonable fees and expenses to the extent permitted by the IHS Indentures and (z) then to the IHS Noteholders as their respective interests may appear.

               (2) Subrogation and waiver. As between the IHS Noteholders and
                   ----------------------
the holders of Senior Lender Claims, the payment described in the second sentence of paragraph (1) above will be in full and complete satisfaction of all claims of IHS Noteholders against the Debtors under or in respect of the IHS Notes or the IHS Indentures; provided, however, that upon the occurrence of
                             --------  -------
such payment, the holders of Senior Lender Claims shall be subrogated to, and entitled to assert the claims of the IHS Noteholders against the Debtors pursuant to the terms and provisions in each IHS Note Indenture concerning the subordination of the IHS Noteholders' claims to the Senior Lender Claims, as if no such payment and satisfaction had occurred. The acceptance of the Plan by Class 3, and the receipt of distribution under the Plan to the holders of Senior Lender Claims, will constitute (without necessity of further action by such holders or any other person or entity) the agreement by all such holders to the provisions hereof and the waiver by all such holders of such subordination terms and provisions to the extent necessary to allow the IHS Noteholders to receive and retain, and not pay over to the holders of Senior Lender Claims, the IHS Noteholder Payment as described herein.

               (3) Condition. The payment described in paragraph (1) above is
                   ---------
subject to the condition that the Majority Noteholders will (a) subject to the satisfaction of Section 1125 of the Bankruptcy Code, vote their IHS Note Claims to accept all Acceptable IHS Plan and (b) neither file or prosecute, nor authorize or direct the IHS Indenture Trustee to file or prosecute, with the Bankruptcy Court (x) an objection to an Acceptable IHS Plan or (y) a motion seeking the appointment of a Chapter 11 trustee for IHS or the conversion of the IHS Chapter 11 cases to a case under Chapter 7 of the Bankruptcy Code (it being understood and agreed that this paragraph 3(b) shall not be deemed to refer to any such objection or motion filed or prosecuted by the Creditors' Committee (with or without the Majority Noteholders' support)).

               (4) Definitions. As used herein, the following terms have the
                   -----------
meanings ascribed thereto: (a) "Acceptable IHS Plan" means a plan of
                                -------------------
reorganization of IHS that complies with applicable law and as to which no less than ten days prior to the voting deadline therefor Citibank, N.A. (or its successor), in its capacity as Agent for the holders of Senior Lender
Claims, advises the Majority Noteholders in writing (with a copy to Majority Noteholder Counsel) that the Banks support such plan, (b) "IHS Indenture
                                                           -------------
Trustee" means U.S. Bank National Association (and its successors and assigns)
-------
in its capacity as indenture trustee for
the IHS Noteholders, (c) "IHS Indentures" means (x) the Indenture between IHS,
                          --------------
as issuer of the $450,000,000 in original principal amount of 9 1/2% Senior Subordinated Notes due 2007, and U.S. Bank National Association (successor trustee for First Union National Bank of Virginia) dated as of May 30, 1997, as amended), (y) the Indenture between IHS, as issuer of $500,000,000 in principal amount of the 9 1/4% Senior Subordinated Notes due 2008, and U.S. Bank National Association (successor trustee for First Union National Bank of Virginia) dated as of September 11, 1997, as amended, and (z) the Indenture between IHS, as issuer of $150,000,000 in principal amount of the 10 1/4% Senior Subordinated Notes due 2008, and Signet Trust Company, as trustee, dated as of May 15, 1996,
(d) "IHS Noteholder Escrow Account" means an escrow or other similar account
     -----------------------------
established with the IHS Indenture Trustee for the benefit of the IHS Noteholders pursuant to an escrow agreement in form and substance reasonably satisfactory to the Debtors, the IHS Noteholder Escrow Agent and the Majority Noteholders, (c) "IHS Noteholder Escrow Agent" means the IHS Indenture Trustee
                  ---------------------------
or another escrow agent reasonably satisfactory to the Majority Noteholders, (f) "IHS Noteholder Payment" means $27,700,000, (g) "IHS Noteholder Payment Date"
 ----------------------                          ---------------------------
means the earlier to occur of (x) the substantial consummation of a plan of reorganization of IHS and (y) the conversion of the Chapter 11 case of IHS to a case under Chapter 7 of the Bankruptcy Code, (h) "IHS Noteholders" means the
                                                  ---------------
holders of IHS Notes, (i) "IHS Notes" means the notes, bonds, debentures and
                           ---------
similar instruments issued under the IHS Indentures, (j) "Majority Noteholders"
                                                          --------------------
means Capital Research and Management Company ("Cap Re") and Credit Suisse First
                                                ------
Boston ("CSFB") (or their respective affiliates) in their respective capacities
         ----
as holders of IHS Notes and their successors or assigns, and (k) "Majority
                                                                  --------
Noteholder Counsel" means Wachtell, Lipton, Rosen & Katz as counsel to Cap Re
------------------
and CSFB in their respective capacities as holders of IHS Notes.

               (5)  Miscellaneous.
                    -------------

                              (A) The foregoing paragraphs will be null and void
                    if (i) CSFB and Cap Re do not execute and deliver the "lock-up" agreements described in paragraph (5)(B) below at least ten days prior to the commencement of the Confirmation Hearing or (ii) the Bankruptcy Court does not confirm the Plan by April 30, 2002, in either of which events all parties will be restored to their prior rights, including without limitation the right of the Rotech Debtors to seek, and the IHS Noteholders to object to, confirmation of the Plan, as applicable.

                              (B) Cap Re and CSFB will execute and deliver
                    "lock-up" agreements in reasonably satisfactory form and substance pursuant to which they will (i) confirm that they agree to the provisions hereof and will not file or prosecute an objection or motion of the kind described in paragraph (3) and (ii) not sell their IHS Notes unless the purchaser executes a substantially similar "lock-up" agreement.

                              (C) Unless otherwise agreed to by the Majority
                    Noteholders, (i) no term or provision of the Plan, of any plan of reorganization of the IHS Debtors, or of any order entered by the Bankruptcy Court, will modify, amend or supersede the foregoing paragraphs and (ii) all plans of reorganization for the IHS Debtors (x) will contain terms consistent with the foregoing paragraphs and (y) may contain terms providing that only those IHS Noteholders who vote to accept such plan will receive their pro rata share of the IHS Noteholder Payment (with the portion thereof otherwise allocable to IHS Noteholders who do not so vote, being distributed to Citibank, N.A., as Agent for the holders of Senior Lender Claims) (it being understood and agreed that if the Bankruptcy Court declines to confirm such plan with such treatment, then such plan will be modified to provide that all IHS Noteholders receive their pro rata share of the IHS Noteholder Payment, irrespective of whether they voted to accept or reject the plan).

                              (D) The Confirmation Order will contain language
                    in form and substance reasonably satisfactory to the Majority Noteholders approving the foregoing paragraphs.

          4.4  United States Claims (Class 4).

          On the Effective Date, the United States Claims shall be settled in full pursuant to the United States Settlement Agreement.

          4.5  General Unsecured Claims (Class 5).

          Except to the extent that an Allowed General Unsecured Claim is an Insured claim, each holder of Allowed General Unsecured Claim shall receive, in full satisfaction, release and discharge of such Allowed General Unsecured Claim, an amount in Cash equal to the lesser of (a) 33.3% of such Allowed General Unsecured Claim, and (b) such holder's Ratable Proportion of $10,000,000. Under no circumstances shall the aggregate distribution to holders of Claims in Class 5 exceed $10,000,000.

          On the Effective Date or as soon as practicable thereafter, Reorganized Rotech shall distribute to each holder of an Allowed Claim in Class 5 its Ratable Proportion of $10,000,000 (not to exceed 33.3% of its Allowed General Unsecured Claim), calculated by treating all Disputed Claims in Class 5 as though such Claims will become Allowed Claims in the amounts asserted or as estimated by the Bankruptcy Court, as applicable. If necessary, on the Final Distribution Date, each holder of an Allowed Claim in Class 5 shall receive a Catch-up Distribution (or portion thereof), such that the total distribution of Cash received by such holder equals the lesser of (a) 33.3% of its Allowed General Unsecured Claim, and (b) such holder's Ratable Proportion of $10,000,000. After the Effective Date but prior to the Final Distribution Date, the Reorganized Rotech Debtors shall distribute Cash to each holder of a Disputed Claim in Class 5 which becomes an Allowed Claim after the Effective Date within thirty (30) days of such allowance, such that the holder of such Claim receives the same Cash that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date.

          A holder of an Allowed General Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of the business of the Reorganized Rotech Debtors from the proceeds of any applicable insurance and shall have an Allowed General Unsecured Claim to the extent the applicable insurance policy does not pay any portion of the Allowed Insured Claim. Under no circumstances shall the aggregate distribution to holders of Claims in Class 5 exceed $10,000,000.

          4.6  Convertible Subordinated Debenture Claims (Class 6).

          (a) Allowance of Convertible Subordinated Debenture Claims. If Class 6 accepts the Plan of Reorganization, the Claims in Class 6 shall be deemed to be Allowed in the aggregate amount of $1,979,000, and each holder of a Convertible Subordinated Debenture Claim shall be entitled to receive, in full satisfaction, release and discharge of such Allowed Convertible Subordinated Debenture Claim, on the later of (i) the Effective Date, or (ii) the date on which the Bankruptcy Court determines the amount, if any, of any allowed fees and expenses of the Convertible Subordinate Debenture Trustee, pursuant to Section 2.5 hereof, or, in each case, as soon thereafter as is practicable, payment in Cash in the amount of such holder's Ratable Proportion of $197,900, less allowed fees and expenses of the Convertible Subordinated Debenture Trustee, if any. If Class 6 rejects the Plan, the holders of Claims in Class 6 will receive no distribution under the Plan, and the Convertible Subordinated Debenture Trustee will not be entitled to payment of fees or expenses pursuant to the Plan of Reorganization or otherwise.

          (b) Cancellation of Convertible Subordinated Debentures. As of the Effective Date, all notes, agreements and other documents evidencing the Convertible Subordinated Debentures and the rights of the holders thereof, including, without limitation, the Convertible Subordinated Debentures and the Convertible Subordinated Debenture Indenture, shall be canceled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions provided herein, if any. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under the Convertible Subordinated Debenture Indenture as between the Convertible Subordinated Debenture Trustee and the beneficiaries of the trust created thereby.

          (c) Record Date for Convertible Subordinated Debenture Claims. As of the close the business on the Distribution Record Date, the transfer ledgers for the Convertible Subordinated Debentures shall be closed, and there shall be no further changes in the record holders of any Convertible Subordinated Debentures. Distributions, if any, with respect to the Convertible Subordinated Debentures shall be made to the Convertible Subordinated Debenture Trustee for payment to the record holders of any Convertible Subordinated Debentures as of the Distribution Record Date. The Rotech Debtors or the Reorganized Rotech Debtors, as the case maybe, and the Convertible Subordinated Debenture Trustee shall have no obligations to recognize any transfer of the Convertible Subordinated Debentures that is not recorded on the transfer ledgers for the Convertible Subordinated Debentures as of the close of business on the Distribution Record Date.

          (d) Unclaimed Distributions. On the first (1st) Business Day after the first (1st) anniversary of the Effective Date, all monies or other property, if any, held for distribution by the Convertible Subordinated Debenture Trustee but not distributed as of such date to the holders of Convertible Subordinated Debenture Claims shall be returned to the Reorganized Rotech Debtors by the Convertible Subordinated Debenture Trustee, free and clear of any claim or interest of any nature whatsoever, including, without limitation, escheat rights of any governmental unit under applicable law, or any further claims of holders of Convertible Subordinated Debenture Claims.

          4.7 Punitive Damage Claims (Class 7).

          Each holder of a Punitive Damage Claim shall receive no distribution under the Plan of Reorganization, but shall be paid in the ordinary course of business of the Reorganized Rotech Debtors solely from the proceeds of and to the extent such claims are covered by applicable insurance policies and such payment is permitted under governing state law.

          4.8 Subsidiary Equity Interests (Class 8).

          All existing Subsidiary Equity Interests will be retained by the holders thereof.

          4.9 Rotech Equity Interests (Class 9).

          (a) All Rotech Equity Interests shall be deemed canceled as of the Effective Date, and the holder(s) of all Rotech Equity Interests shall neither receive nor retain any property or interest in property on account of such Rotech Equity Interests.

          (b) On the Effective Date, all Rotech Equity Interests shall be extinguished, and the certificates and other documents representing such Rotech Equity Interests shall be deemed canceled and of no force and effect.

     SECTION 5. MEANS FOR IMPLEMENTATION

          5.1 Substantive Consolidation of Rotech Debtors for Plan Purposes
Only.

          Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Rotech Reorganization Cases for all purposes related to the Plan of Reorganization, including, without limitation, for purposes of voting, confirmation and distribution. On and after the Effective Date: (a) no distributions shall be made under the Plan of Reorganization on account of the intercompany claims among the Rotech Debtors;
(b) all guarantees by any of the Rotech Debtors of the obligations of any other Rotech Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Rotech Debtor and any guarantee thereof executed by any other Rotech Debtor and any joint and several liability of any of the Rotech Debtors shall be deemed to be one obligation of the deemed consolidated Rotech Debtors; and (c) each and every Claim filed or to be filed in the Rotech Reorganization Cases shall be deemed filed against the consolidated Rotech Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Rotech Debtors.

          Such consolidation, however, shall not (other than for purposes related to funding distributions under the Plan of Reorganization and as set forth above in this Section) affect: (a) the legal and organizational structure of the Reorganized Rotech Debtors: (b) pre-and post-Commencement Date liens, guarantees and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Rotech Reorganization Cases or that have been or will be assumed pursuant to section 365 of the Bankruptcy Code, (ii) pursuant to the Plan of Reorganization, or (iii) in connection with any financing entered into by the Reorganized Rotech Debtors on the Effective Date; and (c) distributions out of any insurance policies or proceeds of such policies. As of the Effective

Date, each of the Reorganized Rotech Debtors shall be deemed to be properly capitalized, legally separate and distinct entities.

          5.2 Revolving Credit Facility.

          The Rotech Debtors (and. if applicable, New Rotech) are authorized to enter into and perform under the Revolving Credit Facility for purposes of funding obligations under the Plan of Reorganization and providing for the working capital and capital expenditure needs of the Reorganized Rotech Debtors (and New Rotech).

          5.3 Term Loan B Agreement.

          The Rotech Debtors (and, if applicable, New Rotech) are authorized to enter into and perform under the Term Loan B Agreement, including the issuance of the Tern Loan 13 Notes in the aggregate principal amount of $200 million. The net proceeds of the issuance of the Term Loan B Notes shall be included as Distributable Cash to be distributed to the holders of the Allowed Senior Lender Claims as provided in the Plan of Reorganization. If the Rotech Debtors arc unsuccessful in marketing the Term Loan B Agreement, then the Term Loan 13 Notes shall be issued to the Senior Lenders in accordance with the provisions of
Section 4.3 hereof.

          5.4 High Yield Offering.

          The Rotech Debtors (and, if applicable, New Rotech) are authorized to conduct the High Yield Offering. and upon the consummation thereof, enter into and perform under the Senior Subordinated Note Indenture and issue Senior Subordinated Notes in an aggregate principal amount of up to 5300 million. The net proceeds of the High Yield Offering shall be included as Distributable Cash to be distributed to the holders of the Allowed Senior Lender CLaims as provided in the Plan of Reorganization.

          5.5 Registration Rights Agreement

          On the Effective Date, Reorganized Rotech (or New Rotech, if applicable) shall execute and deliver a Registration Rights Agreement substantially in the form set forth in the Plan Supplement obligating Reorganized Rotech (or New Rotech. if applicable) to register the New Common Stock under the Securities Exchange Act of 1933, as amended, all as more fully set forth in the Registration Rights Agreement.

          5.6 Stock Option Plan.

          Reorganized Rotech (or New Rotech, if applicable) shall adopt the Stock Option Plan, effective as of the Effective Date. The solicitation of votes on the Plan of Reorganization shall be deemed a solicitation of the holders of New Common Stock for approval of the Stock Option Plan Entry of the Confirmation Order shall constitute such approval, and the Confirmation Order shall so provide. The Stock Option Plan will be substantially in the form contained in the Plan Supplement.

          5.7 Release of Non-Debtor Rotech Affiliates.

          As of the Effective Date, any non-Debtor corporate, partnership, and joint venture subsidiaries of the Rotech Debtors (other than any of the IHS Debtors) who are obligors under any of the Senior Lender Agreements, and their respective officers. directors, employees, agents, counsel or other professionals acting in such capacity on their behalf, shall be deemed released by IHS and the holders of the Senior Lender Claims from all such obligations, and IHS and the holders of the Senior Lender Claims shall take all reasonable action to confirm such release.

          5.8 Release of Representatives.

          As of the Effective Date, the respective officers, directors, agents, employees, representatives, financial advisors. professionals, accountants, and attorneys of the Rotech Debtors, and the officers and directors of the HIS Debtors, in each case. solely to the extent of heir direct and indirect participation in the business and financial affairs of the Rotech Debtors, shall be deemed released by the Rotech Debtors from any and all Claims against them held by he Rotech Debtors solely to the extent such Claims relate to their conduct in their respective capacities as representatives of the Rotech Debtors, except to the extent that such Claims are covered by any applicable insurance policies of the Rotech Debtors. or as otherwise expressly provided in the Plan of Reorganization or the Confirmation Order. Nothing contained in this paragraph shall constitute a release of any Claims with respect to the IHS Debtors.

          5.9 Cancellation of Existing Securities and Agreements.

          Except for purposes of evidencing a right to distributions under the Plan of Reorganization or as otherwise provided hereunder, on the Effective Date all agreements is and other documents evidencing Claims or rights of any holder of a Claim against any of the Rotech Debtors, including all indentures and notes evidencing such Claims shall be canceled and deemed null and void and of no force and effect as against the Rotech Debtors and New Rotech. Except as expressly provided in Section 5.1 hereof, nothing contained herein shall affect any such agreements or documents to the extent they evidence Claims against any of the IHS Debtors or any other entity.

          5.10 Board of Directors.

          The initial Beard of Directors of Reorganized Rotech (and, if the Restructuring transactions are implemented, New Rotech) shall consist of up to nine (9) members whose names shall be disclosed at prior to the Confirmation Hearing. A majority of the members of the Board of Reorganized Rotech (and, if applicable, New Rotech will be selected by the holders of the Senior Lender Claims. After the Effective Date, the holders of the New Common Stock will elect members of the Board of Directors of Reorganized Rotech (and. if applicable, New Rotech) in accordance with the Amended Articles of Incorporation and Amended Bylaws (and, if applicable, New Rotech's Certificate of Incorporation and New Rotech's Bylaws) and applicable nonbankruptcy law.

          5.11 Corporate Action.

          (a) Reorganized Rotech and the Rotech Subsidiaries. Reorganized Rotech
              ----------------------------------------------
shall file the Amended Certificate of Incorporation with the Secretary of State of the State of Florida on the Effective Date, and each of the Rotech Subsidiaries that is a corporation shall file its respective amended certificate of incorporation with the Secretary of State of the applicable jurisdiction on the Effective Date. The Amended Articles of Incorporation and the certificates of incorporation for each of the Reorganized Rotech Debtors that are corporations (other than Reorganized Rotech) shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the board of directors of Reorganized Rotech as of the Effective Date. All partnership and limited liability company agreements to which any of the Rotech Debtors are parties shall be treated in accordance with
Section 8 hereof. The Amended Articles of Incorporation shall, inter alia,
                                                               ----- ----
authorize the cancellation of all Rotech Equity Interests and authorize the issuance of 50,000,000 shares of New Common Stock, of which 25,000,000 shares shall be issued to holders of Allowed Claims in Class 3 pursuant to the Plan of Reorganization, and of which options to purchase 3,025,000 shares shall be held as treasury shares and reserved for issuance pursuant to the Stock Option Plan.

          On the Effective Date, the adoption of the Amended Articles of Incorporation and the Amended Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the shareholders of Rotech or Reorganized Rotech. On the Effective Date, the cancellation of all Rotech Equity Interests, the authorization and issuance of the New Common Stock, the adoption of the Stock Option Plan (if the Restructuring transactions are not implemented) and all other matters provided in the Plan of Reorganization involving the corporate structure of the Reorganized Rotech Debtors or corporate action by any of the Reorganized Rotech Debtors shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or directors of any of the Rotech Debtors or any of the Reorganized Rotech Debtors.

          (b) New Rotech. In addition to the provisions in subparagraph (a)
              ----------
above, in the event that the Restructuring Transactions are implemented. New Rotech shall file New Rotech's Certificate of Incorporation with the Secretary of State of the State of Delaware. New Rotech's Certificate of Incorporation shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. New Rotech's Bylaws shall be deemed adopted by the board of directors of New Rotech as of the Effective Date. New Rotech's Certificate of incorporation shall, inter alia, authorize the issuance of (i) 50,000,000 shares of New
       ----- ----
Common Stock, of which 25,000,000 shares shall be transferred to holders of Allowed Claims in Class 3 pursuant to the Plan of Reorganization and of which options to purchase 3,025,000 shares shall be reserved for issuance pursuant to the Stock Option Plan: and (ii) 1,000,000 shares of New Rotech Preferred Stock, of which 250,000 shall be issued to a trustee for the New Rotech Profit Sharing Plan for the benefit of employees of the Rotech Debtors as partial compensation for future services to be rendered to New Rotech and its subsidiaries.

          On the Effective Date, the adoption of New Rotech's Certificate of Incorporation and New Rotech's Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the shareholders of New Rotech. On the Effective Date, the authorization and issuance of the New Common Stock, the adoption of the New Rotech Profit Sharing Plan and all other matters provided in the Plan of Reorganization involving the corporate structure of New Rotech or corporate action by New Rotech shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or directors of New Rotech.

          5.12 Subsidiary, Guarantees.

          Effective upon the occurrence of the Effective Date, all Claims based upon guarantees of collection, payment, or performance of any obligation of the Rotech Debtors made by any direct or indirect subsidiary of Rotech which is not a Rotech Debtor and all Claims against any such subsidiary for which any of the Rotech Debtors are jointly or severally liable, in each case which arise at any time prior to the Confirmation Date, shall be deemed discharged, released, extinguished, and of no further force and effect.

          5.13 United States Settlement Agreement.

          Subject to the occurrence of the Effective Date the Rotech Debtors (and, if applicable, New Rotech) are authorized to enter into and perform under the United States Settlement Agreement.

          5.14 IHS-Rotech Settlement Agreement.

          Subject to the occurrence of the Effective Date the Rotech Debtors (and, if applicable, New Rotech) are authorized to enter into and perform under the IHS-Rotech Settlement Agreement.

          5.15 Restructuring Transactions and Related Transactions.

          In the event the Unofficial Senior Lenders' Working Group so request prior to the Confirmation Date. the distributions provided for in the Plan shall be effectuated pursuant to the following transactions (the "Restructuring Transactions"), which shall occur on or prior to the Confirmation Date in seriatim:

          (a) New Rotech shall be formed (but no shares of capital stock shall be issued prior to the issuances set forth below);

          (b) On the Effective Date, the following shall occur simultaneously:

               (i) Reorganized Rotech shall transfer or cause to be transferred, to New Rotech substantially all of the assets of Reorganized Rotech used in connection with the Rotech Debtors businesses and operations (which may include stock of the Rotech Subsidiaries), other than the Retained Assets. The assets transferred to New Rotech pursuant to the preceding sentence shall be subject to and New Rotech shall assume sole and exclusive responsibility for (a) all claims, liabilities and obligations of the

               Rotech Debtors incurred after the Commencement Date (including, without limitation, claims, liabilities and obligations incurred pursuant to the Plan) to the extent not paid on or prior to the Effective Date, other than any claims, liabilities and obligations directly relating to the Retained Assets, and (b) any tax liabilities of the Rotech Debtors for periods ending on or before the Effective Date to the extent payable after the Effective Date (whether or not relating to the transferred assets), including, without limitation, any taxes incurred in connection with the transfer of the assets;

               (ii) In consideration for the transfer of the assets referred to in clause (i) above, New Rotech shall transfer to Reorganized Rotech (A) all of the New Common Stock of New Rotech, (B) in the event that New Rotech is the initial issuer of, or borrower under the Revolving Credit Facility, the Term Loan B Notes, or the High Yield Offering, any cash necessary for Reorganized Rotech to fund the cash distributions to be made on the Effective Date pursuant to the Plan, (C) in the event that the Term Loan B Agreement is not fully consummated and New Rotech is the initial issuer of the Distributable Notes. any Distributable Notes to be issued to holders of Allowed Senior Lender Claims, and (D) if the Unofficial Senior Lenders' Working Group so desires, the New Rotech Note; and

               (iii) New Rotech will issue 250,000 shares of the New Rotech Preferred Stock to the New Rotech Profit Sharing Plan as partial compensation for future services to be rendered to it and its subsidiaries; and

          (c) On the Effective Date, and in accordance with Section 4.3(b) of the Plan, Reorganized Rotech shall distribute to the holders of Allowed Senior Lender Claims all of the New Common Stock (comprising all of the common stock of New Rotech and Reorganized Rotech), Cash and if necessary, Distributable Notes.

          In addition, except as otherwise set forth herein, prior to or as of the Effective Date, the Rotech Debtors may (subject to the approval of the Unofficial Senior Lenders' Working Group), or, at the request of the Unofficial Senior Lender' Working Group shall, cause any or all of the Rotech Debtors to engage in any other transactions deemed necessary or appropriate to effectuate the implementation of the Restructuring Transactions (including, without limitation, merging, dissolving or transferring assets between or among Rotech Debtors), provided however, that Reorganized Rotech shall not be liquidated, as determined for federal income tax purposes, for at least five (5) years after the Effective Date.

          5.16 Section 338(h)(l0) Election.

          In the event the Restructuring Transactions are implemented, IHS shall, except to the extent that New Rotech shall otherwise notify IHS in writing:

          (a) take all actions necessary and appropriate to effect and preserve a timely election under Section 338(h)(10) of the United States Tax Code with respect to the transfer of the stock of New Rotech and any Rotech Subsidiaries transferred (directly or indirectly) to New Rotech and under any comparable elections under state, local or foreign law (including timely filing such forms, tax returns, elections schedules and other documents as may be required.

including, without limitation, IRS Form 8023 and any amendments thereto) (collectively, the "Section 338(h)(10) Election");

          (b) file all reports and tax returns in a manner consistent with such election(s) and the Purchase Price Allocation, and shall take no position contrary thereto or inconsistent therewith in any tax filing, any discussion with or proceeding before any taxing authority or otherwise; and

          (c) enter into an appropriate tax sharing agreement with the Rotech Debtors and New Rotech, which shall provide, among other things, for IHS to bear the first $2 million of tax liability associated with the Section 338(h)(10) Election, evidence the intent of Reorganized Rotech not to liquidate (and provide that in no event shall Reorganized Rotech be liquidated, as determined for federal income tax purposes, for at least five (5) years), and otherwise contain customary terms and provisions.

     SECTION 6. DISTRIBUTIONS

          6.1  Distribution Record Date.

          As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Rotech Debtors or their agents shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Rotech Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring on or after the Distribution Record Date. The Rotech Debtors (and, if applicable, New Rotech) shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

          6.2  Date of Distributions.

          Any distributions or payments to be made pursuant to the Plan of Reorganization shall be deemed to be timely made if made within thirty (30) days after the dates specified in the Plan of Reorganization. In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          6.3  Disbursing Agent.

          All distributions under the Plan of Reorganization (other than distributions described in the next sentences) shall be made by Reorganized Rotech, as Disbursing Agent, or such other entity designated by Reorganized Rotech as a Disbursing Agent on or after the Effective Date. Citibank, N.A., as administrative agent under the Credit Agreement, and/or such other entity as may be reasonably designated by Citibank, N.A., shall be the Disbursing Agent for the holders of Claims in Class 3. The Convertible Subordinated Debenture Trustee shall be the Disbursing Agent for holders of Claims in Class 6 in the event any distribution hereunder is made with respect to such Class. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Rotech.

          6.4  Rights and Powers of Disbursing Agent.

          (a) Powers or the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan of Reorganization, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

          (b) Expenses Incurred on or After the Effective Date. Except as otherwise stated herein or ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by any Disbursing Agent on or after the Effective Date (including, without limitation, reasonable attorney's fees and expenses) shall be paid out of the distribution to the Class for which the Disbursing Agent's services were rendered and/or expenses were incurred.

          6.5  Surrender of Instruments.

          Except as Reorganized Rotech may otherwise agree, as a condition to receiving any distribution under the Plan of Reorganization, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (a) surrender such instrument or note, or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan of Reorganization. Any distribution so forfeited shall become property of Reorganized Rotech, or in the event the Restructuring Transactions are implemented, New Rotech. The foregoing shall not apply to any holder of a Claim in Class 3.

          6.6  Delivery of Distributions.

          Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim, except the holders of Claims in Classes 3 and 6, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Rotech Debtors or their agents or in a letter of transmittal, unless the Rotech Debtors (and, if the Restructuring Transactions are implemented, New Rotech) have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. Any distributions to Citibank, N.A., as administrative agent under the Credit Agreement, shall be deemed a distribution to the holders of Senior Lender Claims. Any distributions to the Convertible Subordinated Debenture Trustee shall be deemed a distribution to the holders of Convertible Subordinated Debenture Claims. in the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of Such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest or accruals of any kind; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Rotech, or in the event the Restructuring Transactions are implemented, New Rotech and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

          6.7  Manner of Payment Under Plan of Reorganization.

          (a) All distributions of Cash, New Common Stock and Distributable Notes, if any, to the creditors of each of the Rotech Debtors under the Plan of Reorganization shall be made by, or on behalf of, the applicable Rotech Debtor. Where the applicable Rotech Debtor is a subsidiary of Rotech, Reorganized Rotech (or if applicable, New Rotech) shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Rotech Debtor equal to the amount distributed, but only at such time as, and to the extent, the amounts are actually distributed to holders of Allowed Claims.

          (b) At the option of the Rotech Debtors (or if applicable, New Rotech), any cash payment to be made hereunder may be made by a check or wire transfer.

          6.8  Fractional Shares.

          No fractional shares of New Common Stock shall be distributed. For purposes of distribution, fractional shares of New Common Stock shall be rounded up to the next whole number.

          6.9  Setoffs.

          Except with respect to the Senior Lender Claims, the Rotech Debtors (or if applicable, New Rotech) may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Rotech Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Rotech Debtors of any such claim the Rotech Debtors may have against the holder of such Claim.

          6.10 Compliance with Tax Requirements.

          To the extent applicable, the Reorganized Rotech Debtors and New Rotech shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan of Reorganization shall be subject to such withholding and reporting requirements.

     SECTION 7. PROCEDURES FOR DISPUTED CLAIMS

          7.1  Objections to Claims.

          The Reorganized Rotech Debtors (and, if applicable, New Rotech) shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court. All objections shall be litigated to Final Order or compromised and settled or otherwise resolved, subject to approval of the Bankruptcy Court.

          7.2  Payments and Distributions with Respect to Disputed Claims.

          (a) General. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Any claim subject to a pending objection on or prior to the Initial Distribution Date or set forth on the Schedule of Additional Disputed Claims annexed to the Confirmation Order shall be deemed to be a Disputed Claim.

          (b) Tort Claims. All Tort Claims shall be deemed Disputed Claims unless and until they are liquidated. Any Tort Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Rotech Reorganization Cases shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in an alternative dispute resolution or similar proceeding approved by order of a court of competent jurisdiction, shall be deemed, to the extent applicable, an Allowed Claim in Class 5, in such liquidated amount (provided that for Insured Claims, such amount shall not exceed the liquidated amount of the claim less the amount paid by the insurer) and treated in accordance with Section 4.4 hereof. Nothing contained in this Section shall constitute or be deemed a waiver of any Claim, right, or cause of action that any of the Rotech Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

          7.3  Distributions After A11owance.

          After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the applicable Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan of Reorganization. Any such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, but in no event more than thirty (30) days thereafter. No interest shall be paid on any Disputed Claim that later becomes Allowed.

          7.4  Estimations of Claims.

          The Reorganized Rotech Debtors (and, if applicable, New Rotech) may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether any Rotech Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Rotech Debtors (and, if applicable, New Rotech) may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

     SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          8.1  Assumption of Executory Contracts and Unexpired Leases.

          Any executory contracts or unexpired leases (a) which are not listed on the Schedule of Rejected Leases and Executory Contracts that will be included in the Plan Supplement; (b) which have not expired by their own terms on or prior to the Effective Date; (c) which have not been assumed and assigned or rejected with the approval of the Bankruptcy Court as of the Effective Date; or
(d) which are not the subject of a motion to reject the same pending as of the Effective Date, shall be deemed to have been assumed by the applicable Reorganized Rotech Debtor effective on the Effective Date, and the Plan of Reorganization shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurance of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the applicable Rotech Debtor, its estate, and all parties in interest in the Rotech Reorganization Cases. With respect to each such executory contract or unexpired lease assumed by a Reorganized Rotech Debtor, any monetary amounts required as cure payments shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash as soon as practicable after and in no event later than 30 days after the Effective Date or upon such other terms as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (i) the amount of any cure payment, (ii) the ability of the applicable Rotech Debtor, Reorganized Rotech Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute.

          8.2  Rejection of Executory Contracts and Unexpired Leases.

          Any executory contracts or unexpired leases of the Rotech Debtors listed on the Schedule of Rejected Leases and Executory Contracts that will be part of the Plan Supplement or which are the subject of a pending motion to reject as at the Confirmation Date shall be deemed to have been rejected by the applicable Rotech Debtor as of the Effective Date, the Plan of Reorganization shall constitute a motion to reject such executory contracts and unexpired leases, and the Reorganized Rotech Debtors (and, if applicable, New Rotech) shall have no liability thereunder except as is specifically provided in the Plan of Reorganization. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the applicable Rotech Debtor, its estate, and all parties in interest in the Rotech Reorganization Cases.

          8.3  Rejection Claims.

          Claims arising from the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in Section 8.1 of the Plan of Reorganization) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Rotech Debtors no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terns prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by any Rotech Debtor, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to Section 8.1 of the Plan of Reorganization, the Confirmation Date. Any Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Rotech Debtors or their estates, assets, properties, or interests in property, or against the Reorganized Rotech Debtors or their estates, assets, properties, or interests in property. All claims arising from the rejection of executory contracts or unexpired leases that are timely filed as provided herein shall be treated under the Plan of Reorganization as General Unsecured Claims in Class 5.

          8.4  Survival of the Rotech Debtors' Corporate Indemnities.

          Any obligations of the Rotech Debtors pursuant to their corporate charters and bylaws or agreements, entered into at any time prior to the Effective Date, to indemnify current directors, officers, agents, and/or employees with respect to all present and future claims, actions, suits, and proceedings against the Rotech Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Rotech Debtors shall not be discharged or impaired by confirmation of the Plan of Reorganization, provided, however, that notwithstanding the foregoing, such obligations shall not be extended to any directors or officers whose term expired or was terminated prior to the Commencement Date. As of the Effective Date, such obligations shall be deemed and treated as executory contracts and assumed by the Rotech Debtors pursuant to the Plan of Reorganization, and shall continue as obligations of the Reorganized Rotech Debtors or, pursuant to the Restructuring Transactions, as obligations of New Rotech.

     SECTION 9. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

          9.1 Conditions Precedent.

          The occurrence of the Effective Date of the Plan of Reorganization is subject to satisfaction of the conditions precedent that (a) the Confirmation Order, in form and substance reasonably satisfactory to the Rotech Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group, shall have been issued and entered by the Bankruptcy Court and shall be in full force and effect; (b) each of the Plan Documents, in form and substance reasonably satisfactory to the Rotech Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group, shall have been effected or executed; (c) the DIP Credit Facility shall have been amended in a manner reasonably satisfactory to the IHS Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group. (d) all authorizations, consents, and regulatory approvals (if any) necessary to effectuate the Plan of Reorganization shall have been obtained; and (e) the Effective Date shall occur by May 31, 2002, or such later date as may be agreed to by the Rotech Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group.

          9.2 Effect of Failure of Conditions.

          In the event the conditions specified in Section 9.1 have not been satisfied or waived, and upon notification submitted by the Rotech Debtors, the Creditors Committee or the Unofficial Senior Lenders' Working Group to the Bankruptcy Court, (a) the Confirmation Order shall be vacated. (b) no distributions under the Plan of Reorganization shall be made; (c) the Rotech Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred: and (d) all the Rotech Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Rotech Debtors or any other entity or to prejudice in any manner the rights of the Rotech Debtors, the Creditors' Committee, the Unofficial Senior Lenders' Working Group or any other entity in any proceedings further involving the Rotech Debtors.

          9.3 Waiver of Conditions.

          The Rotech Debtors, the Creditors' Committee and the Unofficial Senior Lenders' Working Group by unanimous consent, in then sole discretion, may waive, in whole or in part, any of the conditions to the effectiveness of the Plan of Reorganization. Any such waiver of a condition may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action, other than the filing of a notice of such waiver with the Bankruptcy Court.

          SECTION 10 EFFECT 0F CONFIRMATION

          10.1 Vesting of Assets.

          Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Rotech Debtors' bankruptcy estates shall vest in the Reorganized Rotech Debtors (or, if applicable, New Rotech), free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein. The Reorganized Rotech Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

          10.2 Discharge of Claims and Termination of Equity Interests.

          The rights afforded in the Plan of Reorganization and the payments and distributions to be made hereunder shall completely satisfy and discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Rotech Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code Except as provided in the Plan of Reorganization, upon the Effective Date, all existing Claims against and Equity Interests in the Rotech Debtors, shall be, and shall he deemed to be, discharged, satisfied, released and terminated in full, and all Folders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Rotech Debtors, their successors and assigns, or any of their respective assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

          10.3 Discharge of Rotech Debtors.

          Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Rotech Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Rotech Debtors.

          10.4 Term of Injunctions or Stays.

          Unless otherwise provided, all injunctions or stays arising under or entered during the Rotech Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

          10.5 Injunction Against Interference With Plan.

          Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employers, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization.

          10.6 Exculpation.

          Neither the Rotech Debtors, Alvarez & Marsal, Inc., any Disbursing Agent, the Creditors' Committee, the Unofficial Senior Lenders' Working Group, IHS, nor any of their respective members, officers, directors, employees, agents, counsel or other professionals shall have or incur any liability to any holder of any Claim or Equity Interest or any other entity for any act or omission in connection with, or arising out of, the Rotech Reorganization Cases, the formulation, dissemination, implementation or confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed under the Plan of Reorganization, or any other act or omission in connection with the Plan of Reorganization, the Disclosure Statement, or any contract, instrument, release or other document or agreement related thereto, provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely on the advice of counsel with respect to their duties and responsibilities in connection with the Plan of Reorganization.

          10.7 Retention of Causes of Action/Reservation of Rights.

          (a) Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Rotech Debtors may have or which the Reorganized Rotech Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity. to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against any of the Rotech Debtors, the Reorganized Rotech Debtors, their officers, directors, or representatives; and (ii) the turnover of any property of any of the Rotech Debtors' estates. Notwithstanding the foregoing, the Rotech Debtors and the Reorganized Rotech Debtors waive all avoidance actions except as act forth in the Plan Supplement.

          (b) Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which any of the Rotech Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan of Reorganization. The Reorganized Rotech Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Rotech Reorganization Cases had not been commenced, and all of the Reorganized Rotech Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Rotech Reorganization Cases had not been commenced.

     SECTION 11. RETENTION OF JURISDICTION

          On and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over all matters arising in, arising under, or related to the Rotech Reorganization Cases, or that relate to any of the following:

          (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

          (b) To determine any motion, adversary proceeding, application, contested matter and other litigated matter pending on or commenced after the Confirmation Date.

          (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

          (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

          (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

          (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

          (g) To hear and determine any application to modify the Plan of Reorganization in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan of Reorganization, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

          (h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

          (i) To hear and determine disputes arising in connection with the Plan of Reorganization, any of the Plan Documents or the Confirmation Order, or the interpretation, implementation, or enforcement of the Plan of Reorganization, any of the Plan Documents, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

          (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan of Reorganization or to maintain the integrity of the Plan of Reorganization following consummation.

          (k) To hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation, and similar claims pursuant to section 105(a) of the Bankruptcy Code.

          (l) To determine such other matters for such other purposes as may be provided in the Confirmation Order.

          (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

          (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

          (o) To enter a final decree closing the Rotech Reorganization Cases.

          (p) To recover all assets of the Rotech Debtors and property of the Rotech Debtors' estates, wherever located.

          (q) To determine any other matters that may arise in connection with or are related to the Plan of Reorganization, the Disclosure Statement, the Confirmation Order, any of the Plan Documents, or any other contract, instrument, release or other agreement or document related to the Plan of Reorganization, the Disclosure Statement or the Plan Supplement.

          (r) To hear and determine any rights, claims or causes of action held by or accruing to the Rotech Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory.

     SECTION 12. MISCELLANEOUS PROVISIONS

          12.1 Payment of Statutory Fees.

          On the Effective Date, and thereafter as may be required, the Rotech Debtors shall pay all fees required to be paid pursuant to section 1930 of title 28 of the United States Code.

          12.2 Retiree Benefits.

          On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Rotech Debtors shall continue to pay all retiree benefits of the Rotech Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Rotech Debtors had obligated themselves to provide such benefits.

          12.3 Cessation as to Rotech of Representation by Creditors'
               Committee.

          As of the Effective Date, the Creditors' Committee shall cease to represent the unsecured creditors of the Rotech Debtors.

          12.4 Substantial Consummation.

          On the Effective Date, the Plan of Reorganization shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

          12.5 Amendments.

          (a) Plan of Reorganization Modifications. The Plan of Reorganization may be amended, modified, or supplemented by the Rotech Debtors or Reorganized Rotech Debtors with the consent of the Creditors' Committee and the Unofficial Senior Lenders' Working Group, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan of Reorganization, the Rotech Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization.

          (b) Other Amendments. Prior to the Effective Date, the Rotech
Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity
Interests.

          12.6 Revocation or Withdrawal of the Plan.

          The Rotech Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Rotech Debtors take such action, the Plan of Reorganization shall be deemed null and void.

          12.7 Severability.

          If, prior to the entry of the Confirmation Order, any term or provision of the Plan of Reorganization is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Rotech Debtors, and with the consent of the Creditors' Committee and the Unofficial Senior Lenders' Working Group, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan of Reorganization, will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan of Reorganization, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          12.8 Governing Law.

          Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a document in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          12.9 Time.

          In computing any period of time prescribed or allowed by the Plan of Reorganization, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

          12.10 Section Headings.

          The section headings contained in this Plan of Reorganization are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan of Reorganization.

          12.11 Exemption from Transfer Taxes.

          Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan of Reorganization, the creation of any mortgage deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, shall not be subject to any stamp, real estate transfer, sales, use, mortgage recording or other similar tax.

          12.12 Effectuating Documents and Further Transactions.

          Each of the officers of the Rotech Debtors and the Reorganized Rotech Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and provisions of the Plan of Reorganization.

          12.13 Injunction Regarding Worthless Stock Deductions.

          Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any "fifty percent shareholder" within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests held by such entity for any taxable year of such shareholder ending prior to the Effective Date.

          12.14 Exhibits.

          All Schedules and Exhibits to the Plan of Reorganization and Plan Supplement are incorporated into and are a part of the Plan of Reorganization as if set forth in full herein.

          12.15 Notices.

          All notices, requests, and demands to or upon the Rotech Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                         Rotech Medical Corporation
                         2600 Technology Drive
                         Orlando, FL 32804
                         Attn: General Counsel
                         Telephone: (407) 822-4600
                         Telecopier:(407) 297-6221

                                 -and-

                         Kaye Scholer LLP
                         425 Park Avenue
                         New York, New York 10022-3598
                         Attn: Michael J. Crames, Esq.
                               Arthur Steinberg, Esq.
                               Marc D. Rosenberg, Esq.
                         Telephone: (212) 836-8000
                         Telecopier:(212) 836-7151

                                 -and-

                         Young Conaway Stargatt & Taylor, LLP
                         The Brandywine Building
                         1000 West Street, 17th Floor
                         P.O. Box 391
                         Wilmington, DE 19899-0391
                         Attn: James J. Patton, Esq.
                               Robert S. Brady, Esq.
                         Telephone: (302)571-6600
                         Telecopier:(302) 571-1253

                                 -and-

                         Jenkens & Gi1Christ--Parker Chapin LLP
                         The Chrysler Building
                         405 Lexington Avenue
                         New York, NY 10174
                         Attn: Charles P. Greenman, Esq.
                               Lee W. Stremba, Esq.
                         Te1ephone: (212) 704-6000
                         Telecopier:(212) 704-6288

Dated: Wilmington, Delaware
       February 7, 2002

                                   Respectfully submitted.

                                   Rotech Medical Corporation, for itself and as agent and attorney-in-fact for each of the Rotech Debtors listed on Exhibit A hereto


                                       By: /s/ Janet Ziomek
                                          --------------------------------------
                                            Name: Janet Ziomek
                                            Title: Chief Financial Officer


COUNSEL:

/s/ Arthur Steinberg
------------------------------------------
Michael J. Crames, Esq.
Arthur Steinberg, Esq.
Marc D. Rosenberg, Esq.
KAYE SCHOLER LLP
Co-Attorneys for the Debtors and Debtors in Possession
425 Park Avenue
New York, New York 10022-3598
(212) 836-8000


/s/ Lee W. Stremba
------------------------------------------
Charles P. Greenman, Esq.
Lee W. Stremba, Esq.
JENKENS & GILCHRIST--PARKER CHAPIN LLP
Co-Attorneys for the Debtors and Debtors in Possession
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
(212) 704-6000

/s/ Illegible
------------------------------------------
James P. Patton, Esq.
Robert S. Brady, Esq.
YOUNG, CONAWAY, STARGATT & TAYLOR LLP,
Co-Attorneys for the Debtors and Debtors in Possession
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19899-0391
(302) 571-6600

                                    EXHIBIT A

                                 ROTECH DEBTORS

Debtor                                    Case Number
------                                    -----------

Rotech Medical Corporation                  00-757

A-1 Medical Equipment, Inc.                 00-390

Abba Medical Equipment, Inc.                00-391

Acadia Home Care, Inc.                      00-392

Adaptive Medical, Inc.                      00-393

Allied Medical, Inc.                        00-395

Allied Medical Supply, Inc.                 00-396

Always Medical Equipment, Inc.              00-398

American Medical Rental, Inc.               00-399

Andy Boyd's InHome Medical, Inc.            00-401

Andy Boyd's InHome Medical/InHome           00-402
Medical, Inc.

Anniston Health & Sickroom Supplies,        00-403
Inc.

Baumann Pharmaceutical Services, Inc.       00-408

Berkeley Medical Equipment, Inc.            00-409

Best Care Medical Supply, Inc.              00-410

Beta Medical Equipment, Inc.                00-411

Biocare Medical, Inc.                       00-412

Cambria Medical Supply, Inc.                00-414

Camden Medical Supply, Inc.                 00-418

Canyon State Medical Supply. Inc.           00-419

Care Medical Supplies, Inc.                 00-421

Centennial Medical Equipment, Inc.          00-426

Central Home Care, Inc.                     00-427

Charlotte Medical Supply, Inc.              00-430

Cherokee Home Medical Inc.                  00-431

Collin Rentals, Inc.                        00-436

Community Home Oxygen, Inc.                 00-440

Contour Medical Supply Inc.                 00-441

Corley Home Health Care, Inc.               00-442

CPO2 Inc.                                   00-443

Cynthiana Home Medical Equipment, Inc.      00-444

Debtor                                    Case Number
------                                    -----------

Daniel Medical Systems, Inc.                00-445

Distinct Home Healthcare, Inc.              00-447

Don Paul Respiratory Services, Inc.         00-448

DuMed, Inc.                                 00-450

East Tennessee Infusion & Respiratory,      00-451
Inc.

Encore Home Health Care, Inc.               00-455

Epsilon Home Health Care, Inc.              00-456

Essential Home Health Care, Inc.            00-457

Eta Home Health Care, Inc.                  00-458

Excel Medical of Ames, Inc.                 00-459

Excel Medical of Fort Dodge, Inc.           00-460

Excel Medical of Marshalltown, Inc.         00-461

First Community Care of Niagara, Inc.       00-464

Firstcare, Inc.                             00-465

Fischer Medical Equipment, Inc.             00-466

Four Rivers Home Health Care, Inc.          00-469

G&G Medical, Inc.                           00-470

Gate City Medical Equipment, Inc.           00-471

Georgia Medical Resources, Inc.             00-472

Gladwin Area Home Care, Inc.                00-473

Greenwood Multi-Specialty Clinic, Inc.      00-477

Hamilton Medical Equipment Service, Inc.    00-478

Health of Home, Inc.                        00-503

Health Care Service of Mississippi, Inc.    00-505

Health-Med, Inc.                            00-506

Healthcare Business Solutions, Inc.         00-507

Healthcare Claims Recovery, Inc.            00-508

Heartland Home Health Care, Inc.            00-509

Holland Medical Services, Inc.              00-510

Home Care Oxygen Service, Inc.              00-511

Home Health Services Company, Inc.          00-512

Home Medical Systems, Inc.                  00-513

IHS Acquisition XXVII, Inc.                 00-519

Infusion Services, Inc.                     00-599

Debtor                                    Case Number
------                                    -----------

Integrated Health Services at Jefferson      00-622
Hospital, Inc.

Integrated of Garden Terrace, Inc.           00-660

Intensive Home Care Nurses, Inc.             00-661

Intensive Home Care Service, Inc.            00-662

International Medical Services and           00-663
Supplies, Inc.

International Therapeutic Services, Inc.     00-664

IOTA Medical Equipment, Inc.                 00-665

KAPPA Medical Equipment, Inc.                00-666

LAMBDA Medical Equipment, Inc.               00-667

LAMS, Inc.                                   00-668

Lawrence Medical Equipment, Inc.             00-669

Lexington Primary Care, Inc.                 00-670

Liberty Home Health Care, Inc.               00-671

Lovejoy Medical, Inc.                        00-672

Major Medical Supply, Inc.                   00-688

Medco Professional Services, Corp.           00-690

Medic-Aire Medical Equipment, Inc.           00-691

Medical Electro-Therapeutics, Inc.           00-693

Medicare Rental Supply, Inc.                 00-694

Michigan Medical Supply, Inc.                00-695

National Medical Equipment Centers, Inc.     00-700

Neumann's Home Medical Equipment, Inc.       00-701

Nightengale Home Health Care, Inc.           00-703

North Central Wsahington Respiratory         00-704
Care Service, Inc.

North Florida Pain Institute, Inc.           00-705

Northeast Medical Equipment, Inc.            00-706

Northwest Home Medical, Inc.                 00-707

Omega Medical Equipment, Inc.                00-708

Omicron Medical Equipment, Inc.              00-709

Oxygen of Oklahama, Inc.                     00-710

Oxygen Plus, Inc.                            00-711

Oxygen Plus Medical Equipment, Inc.          00-712

Oxygen Therapy Associates, Inc.              00-713

Debtor                                    Case Number
------                                    -----------

Perry/RMC Real Estate, Inc.                 00-714

Peterson's Home Care, Inc.                  00-715

PHI Medical Equipment, Inc.                 00-716

Physician's Formulary Services, Inc.        00-717

Pioneer Medical Services, Inc.              00-718

Polk City Pharmacy, Inc.                    00-719

Premier Medical, Inc.                       00-721

Primary Home Health Care, Inc.              00-725

Principal Medical Equipment, Inc.           00-726

Professional Breathing Associates, Inc.     00-727

Professional Respiratory Home Healthcare,   00-729
Inc,

PSI Health Care, Inc.                       00-730

Pulmo-Dose, Inc.                            00-731

Pulmonary Homecare, Inc.                    00-732

Quality Home Health Care, Inc.              00-735

R.C.P.S., Inc.                              00-736

RN HomeCare Medical Equipment Co.,          00-737
Inc.

RCG Information Services Corporation        00-738

RCI Medical Corp                            00-739

RCL Support Services, Inc.                  00-740

Regency Medical Equipment, Inc.             00-741

Resp-A Care, Inc.                           00-744

Respicare Medical Equipment, Inc.           00-745

Respiratory Medical Equipment of G.A,       00-746
Inc.

Respitech Home Health Care, Inc.            00-747

Responsive Home Health Care, Inc.           00-748

Rhema, Inc.                                 00-750

RHO Medical Equipment, Inc.                 00-751

Ritt Medical Group. Inc.                    00-753

Roswell Home Medical, Inc.                  00-754

Rotech Employee Benefit's Corporation       00-755

Rotech Home Medical Care, Inc.              00-756

Rotech Oxygen & Medical Equipment, Inc.     00-758

Debtor                                   CCase Number
------                                   ------------

Roth Medical, Inc.                          00-759

Rothert's Hospital Equipment, Inc.          00-760

Sampson Convalescent Medical Supply,        00-764
Inc.

Select Home Health Care, Inc.               00-765

SIGMA Medical Equipment, Inc.               00-772

Signature Home Care of New Jersey, Inc.     00-777

Southeastern Home Health, Inc.              00-779

Southern IV Therapy, Inc.                   00-780

Southern Medical, Inc.                      00-781

Stat Medical, Inc.                          00-784

Sun Medical Supply, Inc.                    00-786

Sunshine Home Health Care, Inc.             00-787

The Kilroy Company, Inc.                    00-804

The Towne Pharmacy, Inc.                    00-805

Theta Home Health Care, Inc.                00-807

Tupelo Home Health, Inc.                    00-808

UPSILON Medical Equipment, Inc.             00-809

Valley Medical Equipment, Inc.              00-810

Value Care, Inc.                            00-811

VitalCare Health Services, Inc.             00-812

VitalCare of America, Inc.                  00-813

VitalCare of Pennsylvania, Inc.             00-814

VitalCare of Texas, Inc.                    00-815

Western North Carolina Home Health          00-818
Care, Inc.

White's Medical Rentals, Inc.               00-820

Wichita Medical Care, Inc.                  00-821

Wofford Pharmaceutical Services, Inc.       00-822

Zeta Home Health Care, Inc.                 00-825

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                        ) Chapter 11
                                              )
INTEGRATED HEALTH SERVICES, INC., et al.,     ) Case Nos. 00-389 through 826
                                  -- --       ) Inclusive (MFW)
                                              )
                                 Debtors.     ) (Jointly Administered)
                                              )

---------------------------------------------   --------------------------------

In re:                                        ) Chapter 11
                                              )
ROTECH MEDICAL CORPORATION, et al.,           ) Case Nos. 00-390-393, 395-399,
                            -- --             ) 401-403, 408-412, 414, 418-419,
                                              ) 421, 426-427, 430-431, 436, 440-
                                              ) 445, 447-448, 450-451, 455-461,
                                              ) 464-466, 469-473, 477-478, 503,
                                              ) 505-513, 519, 599, 622, 660-672,
                                              ) 688, 690-691, 693-695, 700-701,
                                 Debtors.     ) 703-719, 721, 725-727, 729-732,
                                              ) 735-736, 738-741, 744-748, 750-
                                              ) 751, 753-760, 764-765, 772, 777,
                                              ) 779-781,784, 786-787, 804-805,
                                              ) 807-815, 818, 820-822 and 825
                                              ) (MFW).
                                              )
                                              ) (Jointly administered under
                                              )    Case No. 00-389)

                             ORDER (T) APPROVING THE
                   DISCLOSURE STATEMENT FOR AMENDED JOINT PLAN
                      OF REORGANIZATION OF ROTECH MEDICAL
               CORPORATION AND ITS SUBSIDIARIES, (II) ESTABLISHING
                  A RECORD DATE; (III) ESTABLISHING NOTICE AND
                  OBJECTION PROCEDURES FOR CONFIRMATION OF THE
                 PLAN; (IV) APPROVING SOLICITATION PACKAGES AND
                PROCEDURES FOR DISTRIBUTION; (V) APPROVING FORMS
                OF BALLOTS AND ESTABLISHING PROCEDURES FOR VOTING
                 ON THE PLAN; AND (VI) AUTHORIZING THE RETENTION OF POORMAN-DOUGLAS CORPORATION AS VOTING AGENT
                 ----------------------------------------------

          Upon the motion, dated November 30, 2001 (the "Motion"), of Rotech Medical Corporation ("Rotech") and its direct and indirect subsidiaries listed on Exhibit "A" hereto, as debtors and debtors in possession (collectively with Rotech, the "Rotech Debtors"), seeking an order (i) establishing, for voting purposes only, a record date for the holders of claims, (ii) establishing notice and objection procedures for confirmation of the Rotech Debtors' joint plan of reorganization, dated November 20, 2001, as amended thereafter (the "Plan"), (iii) approving the Solicitation Packages (as defined below) and procedures for distribution, (iv) approving forms of ballots and establishing procedures for voting on the Plan, and (v) authorizing the retention of Poorman-Douglas Corporation ("Poorman-Douglas") as voting agent, all as more fully set forth in the Motion; and it appearing that the Court has jurisdiction over this matter, and due and sufficient notice of the Plan, the Disclosure Statement and this Motion having been provided, and it appearing that no other or further notice need be provided; and it further appearing that the relief requested in the Motion is in the best interests of the Rotech Debtors, their creditors, and all parties in interest: and the Court having determined that the legal and factual basis set forth in the Motion establish just cause for the relief granted herein;

          IT IS HEREBY FOUND THAT:

          A. The Debtors' disclosure statement for the Plan, dated November 20, 2001, as amended (the "Disclosure Statement") contains adequate information within the meaning of section 1125 of title 11 of the United States Code (the "Bankruptcy Code").

          B. The forms of the ballots (the "Ballots") and master ballot for Class 6 (the "Master Ballot") annexed to the Motion as Exhibit "C" are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of the Rotech Debtors' chapter 11 cases and are appropriate for each class of claims or interests entitled under the Plan to vote to accept or reject the Plan.

          C. Ballots need not be provided to (i) unimpaired claims and interests in Classes 1 (Other Priority Claims) and 8 (Subsidiary Equity Interests) because they are unimpaired and, therefore, conclusively presumed to accept the Plan, and (ii) Classes 7 (Punitive Damage Claims) and 9 (Rotech Equity Interests), because they will retain and receive no property under the Plan and, therefore, are deemed to reject the Plan.

          D. The period, set forth below, during which the Rotech Debtors may solicit acceptances to the Plan is a reasonable period of time for creditors to make an informed decision to accept or reject the Plan.

          E. The procedures for the solicitation and tabulation of votes to accept or reject the Plan (as more fully set forth in the Motion) provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

          F. The procedures set forth below regarding notice (the "Confirmation Hearing Notice") to all creditors of the time, date, and place of the hearing to confirm the Plan (the Confirmation Hearing") and the contents of the Solicitation Package comply with Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and constitute sufficient notice to all interested parties.

          NOW, THEREFORE, IT IS:

          ORDERED that the Motion is GRANTED; and it is further

          ORDERED that the Disclosure Statement is APPROVED; and it is further

          ORDERED that the Ballots (and Master Ballots as appropriate) are to be distributed to (i) the holders of claims in Classes 2 (Other Secured Claims), 3 (Senior Lender Claims), 4 (United States Claims), 5 (General Unsecured Claims), and 6 (Convertible

Subordinated Debenture Claims) under the Plan, which Classes are entitled to vote to accept or reject the Plan; and it is further

          ORDERED that, with respect to the Ballots to be distributed to Class 6 (Convertible Subordinated Debenture Claims), the Rotech Debtors are authorized to send Ballots to the record holders of the Convertible Subordinated Debenture Claims, including, without limitation, any other brokers, banks, dealers, or other agents or nominees (each of the foregoing, a "Nominee"), and each Nominee shall be entitled to receive reasonably sufficient copies of Ballots to distribute to the beneficial owners of claims for whom such Nominee holds the Convertible Subordinated Debenture Claims, and the Rotech Debtors shall be responsible for each such Nominee's reasonable costs and expenses associated with the distribution of copies of Ballots to the beneficial owners of such claims and tabulation of the Ballots; and it is further

          ORDERED that each Nominee shall receive returned Ballots from the beneficial owners, tabulate the results, and return, inter alia, such results to Poorman-Douglas in a Master Ballot by the Voting Deadline (as defined below); and it is further

          ORDERED that the Nominee shall complete the Master Ballots according to the instructions set forth in the Master Ballots annexed to the Motion as Exhibit "C"; and it is further

          ORDERED that a Notice of Non-Voting Status, substantially in the forms annexed to the Motion as Exhibits "E" and "F," is to be distributed to (i) holders of unimpaired claims or interests in Classes 1 and 8, and (ii) all holders of claims or interests in Classes 7 and 9 under the Plan, which Classes are not entitled to vote to accept or reject the Plan; and it is further

          ORDERED that all Ballots and Master Ballots must be properly executed, completed, and delivered to Poorman-Douglas (i) by mail, in the return envelope provided with each Ballot, (ii) by overnight courier, or (iii) by personal delivery so that they are received by Poorman-Douglas no later than 5:00 p.m., Pacific Time, on January 30, 2002 (the "Voting Deadline"); and it is further

          ORDERED that, solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or distribution on account of, a claim and without prejudice to the rights of the Rotech Debtors in any other context, each claim within a class of claims entitled to vote to accept or reject the Plan is to be temporarily allowed in an amount equal to the amount of such claim as set forth in a timely filed proof of claim, or, if no proof of claim was filed, the amount of such claim as set forth in the Rotech Debtors' schedules of assets and liabilities filed with the Bankruptcy Court (the "Schedules"). provided that:

               a. If a claim is deemed allowed in accordance with the Plan, such claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan;

               b. If a claim for which a proof of claim has been timely filed is marked as contingent, unliquidated, or disputed, such claim shall be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00;

               c. If a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim is temporarily allowed in the amount so estimated or allowed by the Court for voting purposes only, and not for purposes of allowance or distribution;

               d. If a claim is listed in the Schedules as contingent, unliquidated, or disputed, or scheduled in the amount of zero, and a proof of claim was not (i) filed by the applicable bar date for the filing of proofs of claim established by the Court or (ii) deemed timely filed by an order of the Court prior to the Voting Deadline, unless the Rotech

                    Debtors have consented in writing, such claim shall be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c); and

               e. If the Rotech Debtors have served an objection to a claim at least ten (10) days before the Voting Deadline, such claim shall be temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in the objection; and it is further

          ORDERED that if any claimant seeks to challenge the allowance of its claim for voting purposes in accordance with the above procedures, such claimant is directed to serve on the Rotech Debtors and file with the Court on or before the tenth (10) day after the later of (i) service of the Confirmation Hearing Notice and (ii) service of notice of an objection, if any, to such claim, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such claim in a different amount for purposes of voting to accept or reject the Plan; and it is further

          ORDERED that as to any creditor filing a motion pursuant to Bankruptcy Rule 3018(a), such creditor's Ballot shall not be counted unless temporarily allowed by the Court for voting purposes after notice and a hearing; and it is further

          ORDERED that any Ballot that is properly completed, executed, and timely returned to Poorman-Douglas but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, shall not be counted; and it is further

          ORDERED that if a creditor casts more than one Ballot voting the same claim before the Voting Deadline, the last Ballot received before the Voting Deadline is deemed to reflect the voter's intent and thus to supersede any prior Ballots; and it is further

          ORDERED that creditors must vote all of their claims within a particular class under the Plan, whether or not such claims are asserted against the same or multiple Rotech Debtors, either to accept or reject the Plan and may not split their vote(s), and thus a Ballot that partially rejects and partially accepts the Plan will be deemed a vote to accept the Plan; and it is further

          ORDERED that the following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected: (i) any Ballot received after the Voting Deadline unless the Rotech Debtors shall have granted an extension of the Voting Deadline with respect to such Ballot; (ii) any Ballot that is illegible or contains insufficient information to permit the identification of the claimant or interest holder; (iii) any Ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote to accept or reject the Plan; (iv) any Ballot cast for a claim identified as unliquidated, contingent, or disputed for which no proof of claim was timely filed; (v) any unsigned Ballot; and (vi) any Ballot transmitted to Poorman-Douglas by facsimile: and it is further

          ORDERED that the Confirmation Hearing will be held at 11:00 a.m. Eastern Time on February 13, 2002; provided, however, that the Confirmation Hearing may be continued from time to time by the Court or the Rotech Debtors without further notice; and it is further

          ORDERED that any objections to confirmation of the Plan must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection or proposed modification, and (iv) be filed, together with proof of service, with the Court and served so that they are actually received no later than 4:00 p.m. Eastern Time, on January 30, 2002 by (a) the

Clerk of the Court, (b) attorneys for the prepetition lenders (the "Senior Lenders"), (c) attorneys for the DIP Lenders, (d) attorneys for the statutory committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee"), and (c) the United States Trustee for the District of Delaware (the "U.S. Trustee"); and it is further

          ORDERED that objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled; and it is further

          ORDERED that the Debtors, the Senior Lenders and the Creditors' Committee may serve replies to such objections or proposed modifications by no later than February 8, 2002; and it is further

          ORDERED that the Confirmation Hearing Notice annexed the Motion as Exhibit B is APPROVED; and it is further

          ORDERED that the date hereof is the Record Date for purposes of determining which creditors are entitled to vote on the Plan; and it is further

          ORDERED that the Rotech Debtors are directed to mail or cause to be mailed solicitation packages containing a copy of this Order, the Confirmation Hearing Notice substantially in the form annexed to the Motion as Exhibit B, the Disclosure Statement, and the Plan (the "Solicitation Packages"), by January 1, 2002, to (i) the U.S. Trustee, (ii) attorneys for the Senior Lenders, (iii) attorneys for the DIP Lenders, (iv) attorneys for the Creditors' Committee, (v) all persons or entities that filed proofs of claim on or before the date of the Disclosure Statement Notice, except to the extent a claim was expunged by prior order of the Bankruptcy Court, (vi) all persons or entities listed in the Schedules, in an amount greater than zero, as holding liquidated, noncontingent, or undisputed claims, (vii) all other parties in interest that have filed a request for notice pursuant to Bankruptcy Rule 2002 in these chapter 11 cases, (x) the Securities and Exchange Commission, (xi) the Internal Revenue Service, (xii) the United States Department of Justice, (xiii) the Pension Benefit Guaranty Corporation, and (xiv) any other known holders of claims against the Rotech Debtors; provided, however, that the Rotech Debtors are not required to distribute copies of the Plan and Disclosure Statement to
(i) any holder of an unimpaired claim or interest in Classes 1 or 8 and (ii) any holder of a claim or interest in Classes 7 or 9, unless such party makes a specific request in writing for the same; and it is further

          ORDERED that in addition, holders of claims in classes entitled to vote to accept or reject the Plan shall receive, as part of their Solicitation Packages, a Ballot and a Ballot return envelope; and it is further

          ORDERED that, pursuant to sections 1126(f) and (g) of the Bankruptcy Code and Bankruptcy Rule 3017(d), Solicitation Packages for holders of claims against or interests in any Rotech Debtor in a class under the Plan that is conclusively presumed to accept or is deemed to reject the Plan under section 1126(f) or (g) of the Bankruptcy Code will not include a Ballot; and it is further

          ORDERED that the Debtors shall publish the Confirmation Hearing Notice not less than twenty five (25) days before the Confirmation Hearing in the national edition of The New York Times; and it is further

          ORDERED that, with respect to addresses from which Disclosure Statement Notices were returned as undeliverable by the United States Postal Service, the Debtors are excused from mailing Solicitation Packages to those entities listed at such addresses unless the

Rotech Debtors are provided with accurate addresses for such entities before January 1, 2002; and it is further

          ORDERED that failure to mail Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing, the Voting Deadline, or violation of Bankruptcy Rule 3027(d); and it is further

          ORDERED that the Rotech Debtors are authorized to retain Poorman-Douglas as the voting agent on the terms and conditions set forth in the Balloting and Notice Estimate, a copy of which is annexed to the Motion as Exhibit "G" (the "Estimate"); and it is further

          ORDERED that Poorman-Douglas is authorized to perform the following services as the Debtors voting agent:

               (a) coordinating the printing and mailing of the Confirmation Hearing Notice;

               (b)  coordinating the printing of Ballots;

               (c) identifying voting and non-voting creditors and equity security holders;

               (d) preparing voting reports by Plan class and voting amount and maintaining all such information in a Poorman-Douglas database;

               (e) printing Ballots specific to each creditor, indicating voting class under the Plan, voting amount of claim, and other relevant information;

               (f) coordinating the mailing of Ballots and providing an affidavit verifying the mailing of Ballots;

               (g) receiving Ballots and tabulating and certifying the votes on the Plan; and

               (h) providing any other balloting-related services as the Rotech Debtors may from time to time request, including, without limitation, providing testimony at the confirmation hearing with respect to the Balloting Services and the results of the voting on the Plan; and it is further

          ORDERED that, upon receipt of a reasonably detailed invoice and without the necessity of Poorman-Douglas filing a formal fee application, the Rotech Debtors are hereby authorized to compensate Poorman-Douglas in accordance with the Estimate; and it is further

          ORDERED that the Rotech Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court; and it is further

          ORDERED that the Rotech Debtors are authorized to make nonsubstantive changes to the Disclosure Statement, the Plan, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other materials in the Solicitation Package prior to their mailing.

Dated: Wilmington, Delaware
       December 20, 2001


                                                  /s/ Illegible
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

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